Exhibit 10.1

PURCHASE AGREEMENT

(THREE CARNEGIE PLAZA)

THIS PURCHASE AGREEMENT (“Agreement”) is dated as of February 13, 2013 (the “Effective Date”) by and between RANCON REALTY FUND V, a California limited partnership (“Seller”), and 521 EAST 11TH ST. LLC, a California limited liability company, and 1250 FAIRFAX LLC, a California limited liability company (together, “Buyer”).

Recitals

A. Buyer desires to acquire the Property from Seller and Seller desires to sell the Property to Buyer, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants and agreements hereinafter contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the parties hereby agree as follows:

1. Definitions. Terms used in this Agreement shall have the meanings set forth in Addendum I attached hereto.

2. Agreement to Purchase and Sell. Subject to and upon the terms and conditions herein set forth and the representations and warranties contained herein, Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller.

3. Consideration. Seller and Buyer agree that the total Consideration for the Property shall be Eight Million Five Hundred Thousand and No/100ths Dollars ($8,500,000).

(a) Deposit; Balance of Consideration. The Consideration shall comprise the following components:

(i) Earnest Money Deposit. Within two (2) business days of the Effective Date, Buyer shall deposit the Earnest Money Deposit in escrow with the Title Company. The Earnest Money Deposit shall be held in a federally insured interest-bearing account and interest accruing thereon shall be for the account of Buyer. In the event the transaction contemplated hereby is consummated, the Earnest Money Deposit plus interest accrued thereon while held by the Title Company shall be credited against Buyer’s payment obligations hereunder. In the event the transaction contemplated hereby is not consummated due to Buyer’s default, the Earnest Money Deposit plus interest accrued thereon while held by the Title Company shall be liquidated damages as set forth in this Agreement. In the event the transaction contemplated hereby is not consummated due to a Seller default or the failure of a closing condition, the Earnest Money Deposit plus interest accrued thereon while held by the Title Company shall be promptly returned to Buyer, and Buyer shall have the remedies set forth in this Agreement.

Purchase Agreement

(Three Carnegie Plaza)

(ii) Carryback Note. At the Closing Buyer shall deliver to Seller a promissory note in the form attached hereto as Exhibit H, in the amount of Six Million and No/100ths Dollars ($6,000,000) (the “Carryback Note”). The Carryback Note shall be for a term of sixty (60) days from the Closing Date, shall bear interest from the Closing Date until paid at the rate of five and one-half percent (5.5%) per annum, and shall be on the terms set forth in Exhibit H. Buyer may pay the Carryback Note in whole or in part at any time prior to the maturity date, without penalty. The Carryback Note shall be secured by the following:

a) a Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing, encumbering the Property, in the form attached hereto as Exhibit I (the “Carryback Deed of Trust”); and

b) A letter of credit (“Letter of Credit”) in the amount of One Million and No/100ths Dollars ($1,000,000), meeting all of the requirements set forth in Exhibit J attached hereto (the “Letter of Credit Requirements”). On repayment of the Carryback Note, the Letter of Credit will be immediately returned to Buyer, along with any confirming instructions required by the issuer of the Letter of Credit; this covenant shall survive the Closing.

(iii) Cash. Immediately available funds in the amount of Two Million Five Hundred Thousand and No/100ths Dollars ($2,500,000) (the “Cash Payment”); provided, however, Buyer shall receive a credit against the Cash Payment at the Closing, in an amount equal to the Earnest Money Deposit and the Non-Refundable Payment.

(b) Non-Refundable Payment. On the Effective Date, as consideration for Seller’s agreement to the terms of Section 4, below, and as a condition precedent to the effectiveness of this Agreement, Buyer shall deliver directly to Seller, in cash or by wire transfer, immediately available funds in the amount of One Hundred Dollars ($100) (the “Non-Refundable Payment”). The Non-Refundable Payment shall be fully earned and retained by Seller immediately upon receipt and, notwithstanding any provisions of this Agreement to the contrary, the Non-Refundable Payment shall not be returned to Buyer in any circumstance. The Non-Refundable Payment shall not constitute a part of the Earnest Money Deposit, but shall be applicable to the Consideration at the Close of Escrow. Buyer acknowledges that Seller would not have agreed to the terms of Section 4 of this Agreement had Buyer not made the Non-Refundable Payment to Seller on the terms set forth in this Section 3(b).

4. Buyer’s Due Diligence. As more fully provided below, Seller agrees to assist and cooperate with Buyer in obtaining access to the Property and certain documents relating thereto for purposes of inspection and due diligence.

Purchase Agreement

(Three Carnegie Plaza)

(a) Physical Inspection of the Property. At any time(s) reasonably requested by Buyer following the Effective Date and prior to Closing, Seller shall afford authorized representatives of Buyer reasonable access to the Property for purposes of satisfying Buyer with respect to the representations, warranties and covenants of Seller contained herein and with respect to the satisfaction of any Conditions Precedent to the Closing; provided, however, that Buyer shall use commercially reasonable efforts not to unreasonably disturb or interfere with the rights of Tenants. Buyer shall provide Seller with not less than one (1) business day advance written notice of any such inspections, and Seller, at its election, shall have the right to have a representative present during any such investigations. Seller shall have the right at all times to have a representative of Seller accompany any of Buyer or Buyer’s employees, agents, contractors, consultants, officers, directors, representatives, managers or members (collectively, “Buyer’s Agents”) while such persons are on the Property. Buyer may conduct interviews with the Tenants, provided Buyer has given Seller no less than one (1) business day notice prior to any such interview, and provided further that Seller shall have the right to be present at all such interviews.

(b) Invasive Testing. Buyer shall not conduct or allow any physically intrusive or destructive testing of, on or under the Property, without Seller’s prior written consent, which consent may be withheld at Seller’s sole and absolute discretion. Buyer shall provide Seller with one (1) business day notice prior to the commencement of any physically intrusive or destructive testing, accompanied by a detailed work plan describing the nature, scope, location and purpose of the proposed work. Buyer acknowledges and agrees that Seller’s review of Buyer’s work plan is solely for the purpose of protecting Seller’s interests, and shall not be deemed to create any liability of any kind on the part of Seller in connection with such review that, for example, the work plan is adequate or appropriate for any purpose or complies with applicable legal requirements. All work and investigations shall be performed in compliance with all local, state and federal laws, rules and regulations, including, without limitation, any and all permits required thereunder, all of which shall be at the sole cost and expense of Buyer.

(c) Damage; Indemnity. Notwithstanding anything in this Agreement to the contrary, any entry upon, inspection, or investigation of the Property by Buyer or Buyer’s Agents shall be performed at the sole risk and expense of Buyer, and Buyer shall be solely and absolutely responsible for the acts or omissions of any of Buyer’s Agents. Furthermore, Buyer shall protect, indemnify, defend and hold Seller, and its successors, assigns, and affiliates harmless from and against any and all losses, damages (whether general, punitive or otherwise), liabilities, claims, causes of action, judgments, costs and legal or other expenses (including, but not limited to, attorneys’ fees and costs) (collectively, “Access Claims”) suffered or incurred by any or all of such indemnified parties to the extent resulting from any act or omission of Buyer or Buyer’s Agents in connection with: (i) Buyer’s inspection or investigations of the Property; (ii) Buyer’s entry upon the Property; (iii) any activities, studies or investigations conducted at, to, or on the Property by Buyer or Buyer’s Agents; or (iv) the presence by Buyer or Buyer’s Agents at or on the Property. If at any time prior to Closing, Buyer or Buyer’s Agents cause any damage to the Property, Buyer shall, at its sole expense, immediately restore the Property to the

Purchase Agreement

(Three Carnegie Plaza)

same condition as existed immediately prior to the occurrence of such damage as determined by Seller in Seller’s reasonable discretion. Buyer’s obligations under this Section 6.2 shall survive the termination of this Agreement or the Closing, as the case may be, notwithstanding any other provisions herein to the contrary, and shall not be limited by the terms of Section 3. Buyer shall, at all times, keep the Property free and clear of any mechanics’, materialmen’s or design professional’s claims or liens arising out of or relating to its investigations of the Property.

(d) Liability Insurance. Prior to any entry onto the Property by Buyer or Buyer’s Agents, Buyer shall procure and maintain for at least twenty-four (24) months after the Effective Date, public liability insurance covering Buyer, Seller, and the Property, in the amount of $1 million per occurrence and $2 million in the aggregate, “umbrella” coverage of $10 million (not Property specific), and issued by companies with a rating reasonably satisfactory to Seller. Prior to any entry onto the Property by Buyer or Buyer’s Agents, such insurance policies (or certificates evidencing such insurance) shall be delivered to Seller for approval, which approval shall not be unreasonably conditioned, delayed, or withheld. Seller shall be named as an additional insured under all such liability insurance.

(e) Access and Indemnity Agreement. The parties entered into that certain Access and Indemnity Agreement dated as of February 5, 2013, relating to the Property (“Access Agreement”). The Access Agreement shall terminate and be of no further force or effect as of the Effective Date of this Agreement; provided, however, the obligations and indemnities on the part of Buyer thereunder shall survive such termination, the execution and delivery of this Agreement, and the Closing or termination of this Agreement prior to the Closing, in each instance as to events circumstances first occurring during the term of the Access Agreement and prior to the Effective Date of this Agreement.

(f) Delivery of Documents and Records. To the extent not previously delivered, Seller shall deliver the Due Diligence Materials to Buyer within one (1) day after the Effective Date. Except as specifically set forth herein, Seller makes no representations or warranties as to the truth, accuracy or completeness of any materials, data or other information supplied to Buyer in connection with Buyer’s inspection of the Property (e.g., that such materials are complete, accurate, or the final version thereof, or that all such materials are in the Seller’s possession). It is the parties’ express understanding and agreement that such materials are provided only for Buyer’s convenience in making its own examination and determination prior to the Approval Date, as to whether or not it wishes to purchase the Property, and, in doing so, Buyer shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller. Buyer expressly disclaims any intent to rely on any such materials provided to it by Seller in connection with its own inspections and agrees that it shall rely solely on its own independently developed or verified information.

(g) Contacts with Property Managers. At any time reasonably requested by Buyer following the Effective Date and prior to Closing, Buyer may contact and interview the property manager/leasing agent(s), provided that such contacts or interviews shall occur only after reasonable oral or written notice to Seller and Seller may be present during any interview.

Purchase Agreement

(Three Carnegie Plaza)

(h) Service Contracts. At or before the Closing, except as set forth below, Seller will terminate all existing Service Contracts for the Property except for those Service Contracts listed on Schedule 3, which will be assigned to and assumed by Buyer at the Closing.

(i) Approval of Title. Prior to the Approval Date, Buyer shall advise Seller what exceptions to title, if any, will be accepted by Buyer. Seller shall have three (3) business days after receipt of Buyer’s objections to give to Buyer: (A) written notice that Seller will remove such objectionable exceptions on or before the Closing Date; or (B) written notice that Seller elects not to cause such exceptions to be removed. Seller’s failure to give notice to Buyer within the three (3) business day period shall be deemed to be Seller’s election not to cause such exceptions to be removed. If Seller gives Buyer notice or is otherwise deemed to have elected to proceed under clause (B), Buyer shall have until two (2) business days after receipt of Seller’s actual or deemed notice as to Seller’s unwillingness to cause such exceptions to be removed to elect to proceed with the transaction or terminate this Agreement. If Buyer fails to give Seller notice of its election on or before the expiration of such two (2) business day period, Buyer shall be deemed to have elected to terminate the transaction and to not waive any right to terminate this Agreement under this provision. If Seller gives notice pursuant to clause (A) and fails to remove any such objectionable exceptions from title prior to the Closing Date, and Buyer is unwilling to take title subject thereto, Buyer shall have the right to elect to terminate this Agreement and Section 14(a) shall apply.

(j) Buyer’s Right to Terminate. At any time up to and including the Approval Date, Buyer has the unqualified right to terminate this Agreement and obtain a refund of any and all amounts paid or delivered hereunder to Title Company or to Seller. Buyer shall thereupon be obligated to return Due Diligence Materials to Seller as provided in the Section entitled “Conditions to Closing.” On or before the Approval Date, if Buyer wishes to terminate this Agreement, Buyer shall give the Seller written notice of its disapproval of the Property and election to terminate this Agreement. If Buyer fails to deliver such notice of termination to Seller on or before the Approval Date, Buyer shall be deemed to have waived its right to terminate this Agreement during the Approval Period, and elected to acquire the Property as set forth herein, and Buyer’s Earnest Money Deposit shall be treated as described in Section 3(a)(i).

5. Conditions to Closing.

(a) Buyer’s Conditions Precedent. Buyer’s Conditions Precedent as set forth below are conditions precedent to Buyer’s obligation to acquire the Property. The Buyer’s Conditions Precedent are intended solely for the benefit of Buyer. If any of the Buyer’s Conditions Precedent is not satisfied, Buyer shall have the right in its sole discretion either to waive the Buyer’s Condition Precedent and proceed with the acquisition

Purchase Agreement

(Three Carnegie Plaza)

without adjustment to the Consideration or terminate this Agreement by written notice to Seller and the Title Company; upon such a termination all deposits made by Buyer and interest thereon shall be promptly returned to Buyer.

(i) Conveyances by Seller. At the Closing, Seller shall convey to Buyer all of its right, title and interest to the Property by executing and delivering all documents required to be delivered by Seller pursuant to the Section entitled “Closing and Escrow.”

(ii) Representations and Warranties; Performance. The representations and warranties of the Seller contained in Addendum II shall be true and correct as of the Closing Date as though made at and as of the Closing Date, and Seller shall have timely performed all obligations and covenants of Seller under this Agreement requiring performance prior to the Closing.

(iii) Title Policy. The Title Company shall be committed to issue the Title Policy at the Closing, showing title to the insured Property vested in Buyer, subject only to the Permitted Exceptions. Buyer may elect to obtain owner’s ALTA extended coverage title insurance, and such endorsements as Buyer may require, at Buyer’s cost; provided however, in no event shall the issuance and/or receipt of such extended coverage insurance or any endorsements to the Title Policy be a condition precedent to, or delay, the Closing. Seller shall execute and deliver to the Title Company a customary and commercially reasonable affidavit required by the Title Company in order to issue an ALTA extended coverage title policy to Buyer.

(iv) Survey. If Buyer elects ALTA extended coverage title insurance, with survey coverage, Buyer may elect to obtain a new survey or revise, modify, or re-certify an existing survey (“Survey”) as necessary in order for the Title Company to delete the survey exception from the Title Policy or to otherwise satisfy Buyer’s objectives; provided, however, in no event shall the issuance and/or receipt of such Survey be a condition precedent to, or delay, the Closing.

(v) Tenant Estoppel Certificates. Seller obtaining and delivering to Buyer the Tenant Estoppel Certificates or Seller Certificates, if any, on or before the Closing Date, as required under and in accordance with Section 8 hereunder.

(vi) Property Condition. The physical condition of the Real Property shall be substantially the same on the Closing Date as on the Effective Date, reasonable wear and tear excepted.

(vii) One Legacy Lease. The One Legacy Lease shall have been executed and delivered by tenant and there shall be no material modification to the terms of the One Legacy Lease approved by Buyer during the Due Diligence Period.

(b) Seller’s Conditions Precedent. Seller’s Conditions Precedent as set forth below are conditions precedent to Seller’s obligation to transfer the Property, and are

Purchase Agreement

(Three Carnegie Plaza)

intended solely for the benefit of Seller. If any of the Seller’s Conditions Precedent is not satisfied, Seller shall have the right in its sole discretion either to waive the Seller’s Condition Precedent and proceed with the transaction or terminate this Agreement by written notice to Buyer and the Title Company.

(i) Representations and Warranties; Performance. The representations and warranties of Buyer contained herein shall be true and correct as of the Closing Date as though made at and as of the Closing Date, and Buyer shall have timely performed all covenants and obligations of Buyer under this Agreement requiring performance prior to the Closing.

(ii) Lender’s Title Policy. The Title Company shall be committed to issue to Seller at the Closing a lender’s ALTA title policy in the amount of the Carryback Note, showing title to the insured Property vested in Buyer, subject only to the Permitted Exceptions, with such lender’s endorsements as Seller shall require. Buyer agrees to deliver such affidavits as may be requested by the Title Company as necessary to the issuance of the lender’s title policy.

(iii) Property and Liability Insurance. Buyer shall have delivered to Seller an insurance binder or other evidence satisfactory to Seller that (i) the Property is covered, as of the Closing Date, by property and hazard insurance covering the full replacement value of the Improvements and otherwise in amounts and with coverage at least as comprehensive as that maintained by Buyer prior to the Closing (but without earthquake coverage), and that Seller, as lender, is named as loss payee under such insurance, and (ii) Buyer has obtained and as of the Closing has in full force and effect comprehensive general liability insurance on an “occurrence” form with limits pertaining solely to the Property in amount not less than $1 million per occurrence and $2 million in the aggregate, “umbrella” coverage of $10 million (not Property specific), and with a deductible or self-retention of not more than $10,000 and naming Buyer, as lender, as an additional insured.

(c) Deemed Approval of Conditions. In the event that any party having the right of cancellation hereunder based on failure of a condition precedent set forth herein does not inform the other party and Title Company in writing of the failure of any condition precedent made for the benefit of such party prior to the Closing and the Closing occurs, such failure shall be deemed to have been waived, effective as of the Closing; provided that a party shall not be deemed to have waived any claim for breach of any representation or warranty by the other party unless such party has Actual Knowledge of such breach prior to Closing.

(d) Return of Materials. Upon termination of this Agreement and the escrow for failure of a condition precedent or upon termination by Buyer prior to the Approval Date, Buyer shall return to Seller all materials provided by Seller to Buyer pursuant to the Section entitled “Buyer’s Due Diligence.”

Purchase Agreement

(Three Carnegie Plaza)

6. Closing and Escrow.

(a) Closing Date. The Closing shall be conducted through the Title Company, on or before the Closing Date.

(b) Deposit of Agreement and Escrow Instructions. The parties shall promptly deposit a fully executed copy of this Agreement with Title Company and this Agreement shall serve as escrow instructions to Title Company for consummation of the transactions contemplated hereby. The parties agree to execute such additional escrow instructions as may be appropriate to enable Title Company to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control unless such supplementary instructions are signed by both Buyer and Seller and a contrary intent is expressly indicated in such supplementary instructions. Seller and Buyer hereby designate Title Company as the Reporting Person for the transaction pursuant to Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder.

(c) Seller’s Deliveries to Escrow. At or before the Closing, Seller shall deliver to the Title Company, in escrow, the following:

(i) the duly executed and acknowledged Deed;

(ii) a duly executed Assignment of Leases;

(iii) a duly executed Bill of Sale;

(iv) a duly executed Assignment of Contracts;

(v) a FIRPTA affidavit (in the form attached as Exhibit E) pursuant to Section 1445(b)(2) of the Internal Revenue Code of 1986 (the code ), and on which Buyer is entitled to rely, that Seller is not a foreign person within the meaning of Section 1445(f)(3) of the Internal Revenue Code, and any equivalents required by the State of California so that Seller can avoid a withholding of sale proceeds to pay taxes;

(vi) a UCC-1 Financing Statement in the name of Buyer for filing with the Office of the Secretary of State of California; and

(vii) any other instruments, records or correspondence called for hereunder which have not previously been delivered.

(d) Seller’s Deliveries to Buyer.

(i) Deliveries at Closing. At or before the Closing, Seller shall deliver to Buyer the following:

a) operating statements for that portion of the current year ending at the end of the calendar month preceding the month in which the Closing Date

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(Three Carnegie Plaza)

occurs, provided, however, that if the Closing occurs during the first fifteen days of a month, the operating statement shall be updated to the end of the calendar month that is two months prior to the Closing;

b) a Rent Roll dated as of the first day of the month in which the Closing Date occurs;

c) duly executed original Tenant Estoppel Certificates to the extent required hereunder and any Seller Certificate, if applicable;

d) one original form notice to each of the Tenants, informing them of this transaction, in form and content approved by Buyer; and

e) all keys to the Property.

(ii) Deliveries After Closing. Promptly after closing, Seller shall deliver to Buyer the following, to the extent they have not already been delivered:

a) Copies of the Service Contracts listed on Schedule 3, to this Agreement;

b) originals of the Leases, to the extent available; if an original is not available, Seller shall use best efforts to provide Buyer with a legible copy; and copies of all Property and Lease files; and

c) any other instruments, records or correspondence called for hereunder which have not previously been delivered, to the extent available.

(e) Buyer’s Deliveries to Escrow. At or before the Closing, Buyer shall deliver or cause to be delivered in escrow to the Title Company the following:

(i) a duly executed Assignment of Leases;

(ii) a duly executed Assignment of Contracts;

(iii) the Carryback Note, duly executed by Buyer;

(iv) the Carryback Deed of Trust, duly executed and acknowledged by Buyer;

(v) the original Letter of Credit, conforming in all respects with the Letter of Credit Requirements; and

(vi) the Cash.

(f) Deposit of Other Instruments. Seller and Buyer shall each deposit such other instruments as are reasonably required by Title Company or otherwise required to close the escrow and consummate the transactions described herein in accordance with the terms hereof.

Purchase Agreement

(Three Carnegie Plaza)

7. Closing Adjustments and Prorations. With respect to the Property, the following adjustments shall be made, and the following procedures shall be followed:

(a) Basis of Prorations. All prorations shall be calculated as of 12:01 a.m. on the Closing Date, on the basis of a 365-day year.

(b) Items Not to be Prorated. There shall be no prorations or adjustments of any kind with respect to:

(i) Insurance Premiums. Buyer shall be responsible to obtain insurance covering such risks as Buyer deems necessary or appropriate, commencing as of the Closing Date.

(ii) Delinquent Rents for Full Months Prior to the Month in which the Closing Occurred. Delinquent rents for full months prior to the month in which the Closing occurred shall remain the property of Seller, and Buyer shall have no claim thereto whether collected by Seller or Buyer, before or after the Closing, and no responsibility of any kind with respect thereto except as specifically set forth herein. Seller may take all appropriate collection measures (including litigation if deemed by Seller to be necessary or desirable), except that Seller shall not seek any remedy which would interfere with the Tenant’s continued occupancy and full use of its premises under such Tenant’s Lease, or Buyer’s rights to receive Rent with respect to any period beginning on the Closing Date. In the event that Buyer collects any such delinquent rents, Buyer shall promptly pay such amounts over to Seller in accordance with the procedures set forth in subsection (d) below. The foregoing notwithstanding, in the event that Seller has commenced legal collection proceedings against any Tenant prior to the Closing Date, Seller shall have the right, but not the obligation, to continue to prosecute such proceedings at its own cost and expense, and to seek any remedy to which it may be entitled, except that following the Closing Date Seller shall not seek or pursue any remedy which would interfere with the Tenant’s continued occupancy and full use of its premises under such Tenant’s Lease, or Buyer’s rights to receive Rent with respect to any period beginning on the Closing Date.

(iii) Additional Rents Relating to Full or Partial Months Prior to the Closing Date. If Additional Rents relating to full or partial months prior to the Closing Date are not finally adjusted between Seller and any Tenant until after the Closing Date, then any refund to which any Tenant may be entitled shall be the obligation of Seller (and this provision shall survive the Closing), and any additional amounts due from the Tenant for such period shall be the property of Seller. Buyer shall have no obligation with respect to any such refund due to any Tenant and no claim to any such amounts due from any Tenant, except that Buyer shall promptly pay to Seller any such delinquent Additional Rent amounts as it actually collects, in accordance with the procedures set forth in subsection (d) below. In seeking to collect any such amount due from any Tenant, Seller may take all

Purchase Agreement

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appropriate collection measures (including litigation, if deemed by Seller to be necessary or desirable), except that, in seeking to collect any such additional amounts due from any Tenant, Seller shall not seek any remedy which would interfere with the Tenant’s continued occupancy and full use of its premises under such Tenant’s Lease, or Buyer’s rights to receive Additional Rent with respect to any period beginning on the Closing Date. If Seller receives any refund of expenses paid prior to the Closing and relating to a period prior to the Closing, and such expenses were reimbursed in whole or in part by any Tenant, Seller shall refund to each Tenant its share of any such refund. The foregoing notwithstanding, in the event that Seller has commenced legal collection proceedings against any Tenant prior to the Closing Date, Seller shall have the right, but not the obligations, to continue to prosecute such proceedings at its own cost and expense, and to seek any remedy to which it may be entitled, except that following the Closing Date Seller shall not seek or pursue any remedy which would interfere with the Tenant’s continued occupancy and full use of its premises under such Tenant’s Lease, or Buyer’s rights to receive Rent with respect to any period beginning on the Closing Date.

(c) Closing Adjustments. Prior to Closing, Seller shall prepare and deliver to Buyer for review, comment and agreement, a proration statement for the Property, and each party shall be credited or charged at the Closing, in accordance with the following:

(i) Rents. Seller shall account to Buyer for any Rents actually collected by Seller for the rental period in which the Closing occurs, and Buyer shall be credited for its pro rata share.

(ii) Expenses.

a) Prepaid Expenses. To the extent Expenses have been paid prior to the Closing Date for the rental period in which the Closing occurs, Seller shall account to Buyer for such prepaid Expenses, and Seller shall be credited for the amount of such prepaid expenses applicable to the period after the Closing Date.

b) Unpaid Expenses. To the extent Expenses relating to the rental period in which the Closing occurs are unpaid as of the Closing Date but are ascertainable, Buyer shall be credited for Seller’s pro rata share of such Expenses for the period prior to the Closing Date.

c) Property Taxes. For purposes of this Subsection entitled “Expenses,” the Title Company shall pro-rate property taxes based on the most recent available tax bills. Property Taxes shall be subject to a post closing adjustment once the actual tax bills are available (to the extent that the same are not available at Closing for the period in which the Closing occurs), provided, however, that Buyer shall be solely responsible for any increased taxes resulting from the change in ownership of the Property from Seller to Buyer or resulting from an increased tax levy based upon the Consideration paid hereunder.

Purchase Agreement

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(iii) Security Deposits. Seller shall deliver to Buyer all prepaid rents, security deposits, letters of credit and other collateral actually held by Seller or required under the Leases, to the extent not applied by Seller prior to the Closing Date.

(d) Post-Closing Adjustments. After the Closing Date, Seller and Buyer shall make post closing adjustments in accordance with the following;

(i) Non-delinquent Rents. If either Buyer or Seller collects any non-delinquent Rents applicable to the month in which the Closing occurred, such Rents shall be prorated as of the Closing Date and paid to the party entitled thereto.

(ii) Delinquent Rents for month in which the Closing occurred. If either Buyer or Seller collects from any Tenant Rents that were delinquent as of the Closing Date and that relate to the rental period in which the Closing occurred, then such Rents shall be applied in the following order of priority: First, to reimburse Buyer or Seller for all out-of-pocket third-party collection costs actually incurred by Buyer or Seller in collecting such Rents (including the portion thereof relating to the period after the Closing Date); second, to satisfy such Tenant’s Rent obligations relating to the period after the Closing Date; and third, to satisfy such delinquent Rent obligations relating to the period prior to the Closing Date. Seller shall have no right to pursue the collection of such delinquent Rents, except that Seller shall retain to right to continue to prosecute any collection proceedings that were initiated against any Tenant prior to the Closing Date.

(iii) Expenses. With respect to any invoice received by Buyer or Seller after the Closing Date for Expenses that relate to the period in which the Closing occurred, the party receiving such invoice shall give the other party written notice of such invoice, and the other party shall have thirty days to review and approve the accuracy of any such invoice. If the parties agree that the Invoice is accurate and should be paid, Buyer shall compute Buyer’s pro rata share, write a check for that amount in favor of the vendor, and then send the invoice and check to Seller, in which case Seller agrees that it will pay for its share and forward the invoice and the two payments to the vendor.

(iv) Survival of Obligations. The obligations of Seller and Buyer under the Subsection entitled “Post-Closing Adjustments” shall survive the Closing for a period of ninety (90) days, and all such adjustments shall be made prior to that time. After that date, all prorations hereunder shall be deemed final for all purposes, and no further adjustments shall be made thereto except as specifically contemplated herein.

(e) Allocation of Closing Costs. Closing costs shall be allocated as set forth below:

(i) Escrow charges: 50% to Buyer and 50% to Seller.

(ii) Recording fees: 50% to Buyer and 50% to Seller.

Purchase Agreement

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(iii) Title insurance premium for the Title Policy: 100% to Seller. Buyer shall be solely responsible for the cost of extended coverage and all endorsements.

(iv) Title insurance premiums for the lender’s title policy issued to Seller: 100% to Buyer

(v) Transfer taxes: 100% to Seller.

(vi) Survey costs: 100% to Buyer.

8. Tenant Estoppel Certificates. Seller shall use all reasonable efforts to obtain a Tenant Estoppel Certificate from all Tenants, dated no earlier than thirty (30) days prior to the Closing Date, conforming to the most recent Rent Roll and alleging no defaults, offsets, or claims against Seller (collectively, “Claims”). Seller shall deliver completed Tenant Estoppel Certificates to Buyer as they are received by Seller, and shall use all reasonable efforts to deliver all Tenant Estoppel Certificates to Buyer prior the Closing. It shall be a condition to Buyer’s obligation to close the acquisition of the Property that not later than the Closing Date:

(a) Seller delivers to Buyer Tenant Estoppel Certificates from the Required Tenants, setting forth no Claims; or

(b) To the extent Seller is unable to obtain Tenant Estoppel Certificates from the Required Tenants, on the Closing Date (and dated no earlier than two (2) business days prior to the Closing Date), Seller shall have delivered to Buyer a certificate executed by Seller in the form attached hereto as Exhibit G (a “Seller Certificate”), setting forth no Claims.

To the extent Seller is unable to obtain Tenant Estoppel Certificates from the Required Tenants, Seller shall deliver Seller Certificates to Buyer and shall set forth in each Seller Certificate any Claims of which Seller has Actual Knowledge. If a Seller Certificate sets forth no Claims, Buyer shall be obligated to accept such Seller Certificates in satisfaction of its condition to Closing under subparagraph (b), above. Buyer shall not be obligated to accept any Seller Certificate which sets forth a Claim. If Seller is later able to deliver to Buyer or Buyer later receives (in connection with a financing of the Property or otherwise) a Tenant Estoppel Certificate from any Tenant as to which Seller has provided a Seller Certificate, and such Tenant Estoppel Certificate is consistent in all material respects with the Seller Certificate (not taking into account matters first occurring after the date of the applicable Seller Certificate), the Seller Certificate as to such Tenant shall become null and void. A Seller Certificate shall be deemed modified by any Claims pertaining to the Tenant or such Tenant’s Lease of which Buyer has Actual Knowledge as of the Closing.

9. Transfer of Property “As Is”.

(a) Except for the representations and warranties of Seller made in this Agreement, Buyer acknowledges that none of the Seller, any Affiliate of the Seller, any of

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their respective shareholders, partners, members, managers, officers, directors, employees, contractors, agents, attorneys, nor other representatives of Seller (collectively, the “Seller Related Parties”) have made any oral or written representations, warranties, promises or guarantees whatsoever to Buyer, whether express or implied, regarding the Property or any constituent element of the Property (including the Land, Improvements, Leases, Personal Property, General Intangibles or Contracts) and, in particular, no such representations, warranties, guaranties or promises have been made with respect to the physical condition or operation of the Property, title to or the boundaries of the Property, soil conditions, the environmental condition of the Property, including, without limitation, the presence, discovery, release, threatened release or removal of Hazardous Materials (including, without limitation, the presence of asbestos or asbestos containing materials), the actual or projected revenue and expenses or the Property, the zoning and other laws, regulations or rules applicable to the Property or the compliance of the Property therewith, the quantity, quality or condition of the Personal Property included in the transactions contemplated hereby, the use or occupancy of the Property or any part thereof, or any other matter or thing affecting or related to the Property or the transactions contemplated hereby, except as, and solely to the extent, specifically set forth in this Agreement. Except for its reliance on the representations and warranties of Seller specifically set forth herein, Buyer agrees to accept Property “AS IS, WHERE-IS, AND WITH ALL FAULTS” in its present condition, subject in the case of the Real Property and Personal Property to reasonable use, wear and tear but excluding casualty and condemnation, between the date hereof and the Closing Date, and further agrees that except for any breach of its representations and warranties specifically set forth herein, Seller shall not be liable for any latent defects in the Property or bound in any manner whatsoever by any guarantees, promises, projections, operating statements, setups or other information pertaining to the Property made, furnished or claimed to have been made or furnished by Seller or any Seller Related Party, whether orally or in writing.

(b) Buyer’s approval or deemed approval of the Property under Section 5(h) above is Buyer’s acknowledgement that it will have reviewed or have had adequate time and opportunity to review the Due Diligence Materials and conduct its diligence review of the Property and matters affecting the Property.

(c) Buyer further acknowledges that certain of the Due Diligence Materials may have been prepared by parties other than Seller and Seller makes no representation or warranty of any kind whatsoever, express or implied, as to the accuracy or completeness of any Due Diligence Materials prepared by third parties.

(d) Buyer acknowledges that it has not relied upon any representations or warranties by Seller or any Seller Related Party not specifically set forth in this Agreement, and has entered into this Agreement after having made and relied solely on its own independent investigation, inspections, analyses, appraisals and evaluations of facts and circumstances.

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(e) Buyer is a sophisticated purchaser, with experience in acquiring, owning and operating real property in the nature of the Property. Buyer is familiar with the risks associated with sale transactions that involve purchases based on limited information, representations and disclosures. Buyer understands and is freely taking all risks involved in connection with this transaction.

(f) Buyer acknowledges that, except as specifically set forth in this Agreement, Seller hereby specifically disclaims any warranty or guaranty, oral or written, implied or arising by operation of law, and any warranty of condition, habitability, merchantability or fitness for a particular purpose, in respect to the Property.

(g) Except for those matters expressly set forth in this Agreement to survive the Closing and except for the agreements of Seller and Buyer set forth in the closing documents or otherwise entered into at the Closing, Buyer agrees that Buyer’s acceptance of the Deed shall be and be deemed to be an agreement by Buyer that Seller has fully performed, discharged and complied with all of Seller’s obligations, covenants and agreements hereunder and that Seller shall have no further liability with respect thereto, subject to the continuing survival of the representations and warranties contained in this Agreement.

(h) As a material inducement to Seller to agree to sell the Property to Buyer and to execute this Agreement, except to the extent specifically provided to the contrary herein or in the Deed and other instruments to be executed and delivered by Seller at the Closing, or any action for breach of any representation, warranty and/or covenant of Seller specifically set forth herein, Buyer shall on the Closing waive, release and forever discharge Seller, any Affiliate, and their respective shareholders, partners, members, managers, officers, directors, employees, contractors, agents, attorneys and other representatives (collectively, the “Released Parties”) from all claims, causes of action, demands, losses, damages, liabilities, costs and expenses (including attorney’s fees and disbursements whether suit is instituted or not) which Buyer has or may have in the future on account of or in any way arising out of the Property or any of its constituent elements (including the Land, the Improvements, the Personal Property, the General Intangibles, the Leases or the Contracts), including, without limitation, with respect to (i) all matters described in subparagraph (a), above as accepted by Buyer in “as is, where is, with all faults” condition, (ii) the structural and physical condition of the Real Property or its surroundings, (iii) the financial condition of the operation of the Property either before or after the Closing Date, (iv) any law, ordinance, rule, regulation, restriction or legal requirement which is now or may hereafter be applicable to the Property, (v) the financial condition or status of any tenant or tenancy for the Property, (vi) the environmental condition of the Property, including, without limitation, the presence, discovery or removal of any Hazardous Materials in, at, about or under the Property or the applicability to the Property of any Environmental Laws, as such acts may be amended from time to time, or any other federal, state or local statute or regulation relating to environmental contamination at, in or under the Property. Buyer shall not make or institute any claims against any of the Released Parties which are inconsistent with the foregoing. Buyer agrees that this release

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shall be given full force and effect according to each of its expressed terms and provisions. This release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist, which if known by Buyer, would materially affect Buyer’s release to Seller. Buyer hereby waives California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

In this connection and to the extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge, and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses. Notwithstanding any of the foregoing provisions, the releases above specifically exclude all claims and matters arising out of or related to any breach of the representations, warranties or covenants of Seller under this Agreement, or any fraud by Seller.

Buyer’s Initials

(i) In no event shall Seller be liable for any incidental, special, exemplary or consequential damages, including, without limitation, loss of profits or revenue, interference with business operations, loss of tenants, lenders, investors, buyers, diminution in value of the Property, or inability to use the Property, due to the condition of the Property.

(j) The provisions of this Section shall survive the Closing or any termination of this Agreement.

10. Seller’s Representations and Warranties. Seller hereby represents and warrants to Buyer the matters set forth on Addendum II, which is incorporated herein by this reference as though fully set forth herein. Other than as expressly contained in Addendum II, Seller makes no representations or warranties of any kind relating to the Property or its condition or fitness. Buyer is entitled to rely on Seller’s representations and warranties notwithstanding Buyer’s inspection and investigation of the Property, except to the extent that Buyer has Actual Knowledge on or before the Closing Date that any such representation or warranty is inaccurate, in which case such representation or warranty shall be deemed modified by Buyer’s Actual Knowledge if Buyer nonetheless proceeds to complete the Closing.

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11. Buyer’s Representations and Warranties. Buyer hereby represents and warrants as of the Effective Date and as of the Closing Date to Seller as follows:

(a) Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in the state(s) where the Property is located.

(b) Buyer has full power and authority to execute and deliver this Agreement and to perform all of the terms and conditions hereof to be performed by Buyer and to consummate the transactions contemplated hereby. This Agreement and all documents executed by Buyer which are to be delivered to Seller at Closing have been or will be duly executed and delivered by Buyer and are or at the time of Closing will be the legal, valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms, except as the enforcement thereof may be limited by applicable Creditors’ Rights Laws. Buyer is not presently subject to any bankruptcy, insolvency, reorganization, moratorium, or similar proceeding.

(c) The entities and individuals executing this Agreement and the instruments referenced herein on behalf of Buyer and its constituent entities, if any, have the legal power, right and actual authority to bind Buyer to the terms and conditions hereof and thereof.

(d) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, nor the compliance with the terms and conditions hereof will violate or conflict, in any material respect, with any provision of Buyer’s organizational documents or to Buyer’s Actual Knowledge any statute, regulation or rule, or, to Buyer’s Actual Knowledge, any injunction, judgment, order, decree, ruling, charge or other restrictions of any government, governmental agency or court to which Buyer is subject, and which violation or conflict would have a material adverse effect on Buyer. Buyer is not a party to any contract or subject to any other legal restriction that would prevent fulfillment by Buyer of all of the terms and conditions of this Agreement or compliance with any of the obligations under it.

(e) To Buyer’s Actual Knowledge all material consents required from any governmental authority or third party in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby have been made or obtained or shall have been made or obtained by the Closing Date. Complete and correct copies of all such consents shall be delivered to Seller.

(f) Buyer has made (or will make prior to the Closing Date) an independent investigation with regard to the Property, will have ascertained to its satisfaction the extent to which the Property complies with applicable zoning, building, environmental, health and safety and all other laws codes and regulations, and Buyer’s intended use thereof, including without limitation, review and/or approval of matters disclosed by Seller pursuant to this Agreement.

(g) There is no litigation pending or, to Buyer’s Actual Knowledge, threatened, against Buyer or any basis therefor that might materially and detrimentally affect the ability of Buyer to perform its obligations under this Agreement. Buyer shall notify Seller promptly of any such litigation of which Buyer becomes aware.

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12. Risk of Loss.

(a) Notice of Loss. If, prior to the Closing Date, any portion of the Property suffers a Minor or Major Loss, Seller shall immediately notify Buyer of that fact, which notice shall include sufficient detail to apprise Buyer of the current status of the Property following such loss.

(b) Minor Loss. Buyer’s obligations hereunder shall not be affected by the occurrence of a Minor Loss, provided that: (i) upon the Closing, there shall be a credit against the Consideration equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of such Minor Loss, plus the amount of any insurance deductible; or (ii) insurance or condemnation proceeds available to Seller are sufficient to cover the cost of restoration and the insurance carrier has admitted liability for the payment of such costs. If the proceeds or awards have not been collected as of the Closing, then Seller’s right, title and interest to such proceeds or awards shall be assigned to Buyer at the Closing, together with a credit against the Consideration in the amount of any insurance deductible. This provision shall not limit any of the Buyer’s repair obligations under the Leases. If there is a Minor Loss and insurance coverage as set forth above is not available, Buyer shall have the same rights as if it was a Major Loss.

(c) Major Loss. In the event of a Major Loss, Buyer may, at its option to be exercised by written notice to Seller within twenty (20) days of Seller’s notice to Buyer of the occurrence thereof, elect to either (i) terminate this Agreement as to the damaged or condemned Property (in which event the Consideration payable hereunder shall be reduced by the fair market value or previously agreed Consideration allocable to such Property), or (ii) consummate the acquisition of the Property for the full Consideration, subject to the following. If Buyer elects to proceed with the acquisition of the Property, then the Closing shall be postponed to the later of the Closing Date or the date which is five (5) days after Buyer makes such election and, upon the Closing, Buyer shall be given a credit against the Consideration equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of such Major Loss, plus the amount of any insurance deductible. If the proceeds or awards have not been collected as of the Closing, then Seller’s right, title and interest to such proceeds or awards shall be assigned to Buyer, and Seller will cooperate with Buyer as reasonably requested by Buyer in the collection of such proceeds or award. If Buyer fails to give Seller notice within such 20-day period, then Buyer will be deemed to have elected to terminate this Agreement as to the damaged or condemned Property. If the Agreement is not terminated, nothing herein shall limit any of the Buyer’s repair obligations under the Leases.

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13. Seller’s Continued Operation of the Property.

(a) General. Except as otherwise contemplated or permitted by this Agreement or approved by Buyer in writing, from the Effective Date to the Closing Date, Seller will operate, maintain, repair and lease of the Property in a prudent manner, in the ordinary course of business, on an arm’s-length basis and consistent with its past practices (and without limiting the foregoing, Seller shall, in the ordinary course, negotiate with prospective tenants and enter into leases of the Property (subject to Section 13(b) below), enforce leases in all material respects, pay all costs and expenses of the Property, including, without limitation, debt service, real estate taxes and assessments, and maintain insurance and pay and perform loan obligations) and will not dispose of or encumber the Property or any part thereof, except for dispositions of personal property in the ordinary course of business.

(b) Actions Requiring Buyer’s Consent. Notwithstanding the above terms of this Section, from the date of this Agreement until the Closing Date, Seller shall not, without the prior written approval of Buyer, which approval shall not be unreasonably withheld or delayed, take any of the following actions:

(i) Leases. Execute any Lease other than the One Legacy Lease (which Buyer hereby pre-approves as to the terms set forth in Section 13(d) below) or renew any Lease; or terminate any Lease; or modify or waive any material term of any Lease; provided, however, that if Buyer has not responded to Seller’s request for Lease approval within three (3) business days of Buyer’s receipt of the proposed Lease, that Buyer shall be deemed to have approved the Lease activity in question;

(ii) Contracts. Except as otherwise required under this Agreement, enter into, execute or terminate any operating agreement, reciprocal easement agreement, management agreement or any lease, contract, agreement or other commitment of any sort (including any contract for capital items or expenditures), with respect to the Property that will survive the Closing or otherwise bind the Buyer after the Closing.

(c) Cost of Tenant Improvements and Leasing Commissions. In connection with any new leases or modifications of existing Leases entered into between the Effective Date and the Closing, the cost of tenant improvement work and leasing commissions shall be prorated between Buyer and Seller in proportion to the ratio between the portion of the new lease term prior to the Closing Date and the portion of the new lease term after the Closing Date. Seller shall be responsible for the cost of tenant improvement work and leasing commissions for all Leases (and amendments thereto) entered into prior to the Effective Date and due and payable within six (6) months of the Closing Date, and Seller’s obligations with respect thereto shall survive the Closing; provided, however, if any Tenant shall exercise an option held by such Tenant under any existing Lease during the period between the Effective Date and the Closing, any obligation for tenant improvement work and leasing commissions associated with the exercise of such option shall be prorated between Seller and Buyer in proportion to the ratio between the portion of the extended lease term resulting from the exercise of the option prior to the Closing Date and the portion thereof after the Closing Date.

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(d) One Legacy Lease. It shall be a condition to Buyer’s obligation to close the Escrow that prior to the Closing Seller execute a lease with One Legacy (the “One Legacy Lease”) for Suite 150 in the Property, totaling approximately 11,912 rentable square feet, and including the following terms and conditions: (i) an initial terms of 120 months, with free rent for the first three days of the term and months 2 through 13; (ii) rent of $1.60/rsf per month with annual increases of 3.0%; (iii) a base year of 2013; (iv) commissions and tenant broker bonus of $120,322 or $10.10 per square foot, in the aggregate, as calculated per schedule; and (v) a tenant improvement allowance of $25 per usable square foot. Notwithstanding anything in this Agreement to the contrary, Buyer shall be responsible for all leasing commissions and tenant improvement allowances under the One Legacy Lease, and for all free rent under such lease, without credit at Closing for any portion or period of free rent under such lease.

14. Non-Consummation of the Transaction. If the transaction is not consummated on or before the Closing Date, the following provisions shall apply:

(a) No Default. If the transaction is not consummated for a reason other than a default by one of the parties, then (i) Title Company and each party shall return to the depositor thereof the Earnest Money Deposit and all other funds and items which were deposited hereunder; (ii) Seller and Buyer shall each bear one-half of any Escrow cancellation charges. Any return of funds or other items by the Title Company or any party as provided herein shall not relieve either party of any liability it may have for its wrongful failure to close.

(b) Default by Seller. If the transaction is not consummated as a result of a default by Seller, then Buyer, as its sole and only remedies hereunder, to the exclusion of all other potential remedies, may either (i) terminate this Agreement by delivery of notice of termination to Seller, whereupon (A) the Earnest Money Deposit plus interest accrued thereon shall be immediately returned to Buyer, and (B) Seller shall pay to Buyer any title, escrow, legal and inspection fees incurred by Buyer and any other expenses incurred by Buyer in connection with its review of the Property and/or the negotiation, documentation and performance of this Agreement (including, without limitation, environmental and engineering consultants’ fees and expenses), subject to a cap of $50,000, in which case neither party shall have any further rights or obligations hereunder; or (ii) continue this Agreement pending Buyer’s action for specific performance, provided, however, that any such action for specific performance shall be filed and served by Buyer within thirty (30) days of the date of the later of the alleged Seller’s default or the scheduled Closing Date, it being the intent of the parties hereto that any failure of Buyer to meet the time deadline set for filing shall be deemed to be Buyer’s election to waive and relinquish any rights to enforce specific performance of this Agreement.

(c) Default by Buyer. If the Closing does not occur as a result of a default by Buyer, then (i) Buyer shall pay all escrow cancellation charges, (ii) To the extent it has not previously been delivered to Seller, the Title Company shall deliver the Earnest Money Deposit to Seller as its full and complete liquidated damages and its sole and

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exclusive remedy for Buyer’s default (provided that this provision shall not limit the Seller’s right to enforce Buyer’s obligations pursuant to Section 4(a), 15(f) and 15(l), and to obtain monetary damages from Buyer pursuant to those provisions above and beyond any amounts collected pursuant to this liquidated damages provision). If the transaction is not consummated because of a default by Buyer, the Earnest Money Deposit together with the interest accrued thereon shall be paid to and retained by Seller as liquidated damages. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY BUYER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND AS SELLER’S EXCLUSIVE REMEDY AGAINST BUYER, AT LAW OR IN EQUITY, IN THE EVENT OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER. Notwithstanding anything to the contrary contained in this Section 14(c), in the event of Buyer’s default or a termination of this Agreement, Seller shall have all remedies available at law or in equity in the event Buyer or any party related to or affiliated with Buyer is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible, and marketable title to the Property. In all other events, Seller’s remedies shall be limited to those described in this Section 14(c) and Sections 4(a), 15(f) and 15(l) hereof. If Closing is consummated, Seller shall have all remedies available at law or in equity in the event Buyer fails to perform any obligation of Buyer under this Agreement.

INITIALS: Seller          Buyer

15. Miscellaneous.

(a) Disclosure of Transaction. Except as may be permitted in Section 15(n) below, neither party shall publicly announce or discuss the execution of this Agreement or the transaction contemplated hereby without the prior written consent of the other party, which shall not be unreasonably withheld. Notwithstanding the foregoing, nothing herein shall limit or restrict any public announcement or notification which Seller or its general partner is required to make under the applicable provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended and the rules and regulations adopted by the Securities and Exchange Commission thereunder.

(b) Possession. Possession of the Property shall be delivered to Buyer upon the Closing.

(c) Force Majeure. Seller’s corporate headquarters are located in San Mateo, California. If during the term of this Agreement, there occurs a Force Majeure Event (a fire or other casualty, act of God, riot or other civil disturbance, or any other event out of the control of Seller that prevents Seller from having access to and use of its headquarters facility for the conduct of its operations), Seller shall have the right,

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exercisable by written notice to Buyer within five (5) business days of the date of the Force Majeure Event, to extend any period for Seller’s performance hereunder by an period of time equal to the time that Seller reasonably anticipates that it will be unable to use its headquarters, but not to exceed fourteen (14) days.

(d) Tax Protest. If as a result of any tax protest or otherwise any refund or reduction of real property or other tax or assessment relating to the Property during the period prior to Closing, Seller shall be entitled to receive or retain such refund or the benefit of such reduction, less equitable prorated costs of collection and subject to the rights of tenants under leases as to any such refunds. To the extent any such tax protest or proceedings are ongoing as of the Closing, Seller shall have the right, but not the obligation, to continue to pursue such protest or proceeding following the Closing, but only to the extent that it applies to the pre-closing tax periods.

(e) Notices. Any notice, consent or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (i) personal delivery, (ii) confirmed telecopy delivery on a business day between the hours of 8:00 a.m. and 5:00 p.m., the recipient’s time, (ii) the next business day after being deposited with Federal Express, DHL Worldwide Express or another reliable overnight courier service, or (iii) two (2) days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as indicated below, or such other address as either party may from time to time specify in writing to the other.

If to Buyer:	If to Seller:

521 East 11th St. LLC
1250 Fairfax LLC	Rancon Realty Fund V
606 S. Olive Street, Suite 1026	400 South El Camino, 11th Floor
Los Angeles, CA 90014	San Mateo, CA 94402-1708
Attention: Robert Hanasab	Attention: Alan Shapiro
Fax No.: (213) 683-8200	Fax No. (650) 343-9690

with a copy to:	with a copy to:

Nicholas F. Klein, Esq.	Glenborough LLC
11726 San Vicente Blvd.	400 South El Camino Real, 11th Floor,
Suite 235	San Mateo, CA 94402-1708
Los Angeles, CA 90049	Attention: G. Lee Burns, Jr.
Fax No.: (310) 861-5557	Fax No. (650) 343-9690

(f) Brokers and Finder. Seller has engaged Avison Young to act as Seller’s representative in this transaction, and Seller has sole responsibility for the payment of any amounts due to such broker as a result of this transaction. Except as set forth in the preceding sentence, neither party has had any contact or dealings regarding the Property, or

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any communication in connection with the subject matter of this transaction through any real estate broker or other person who can claim a right to a commission or finder’s fee in connection with the transactions contemplated in this Agreement. In the event that any broker or finder perfects a claim for a commission or finder’s fee based upon any such contact, dealings or communication, the party through whom the broker or finder makes its claim shall be responsible for said commission or fee and shall indemnify and hold harmless the other party from and against all liabilities, losses, costs and expenses (including reasonable attorneys’ fees) arising in connection with such claim for a commission or finder’s fee. The provisions of this subsection shall survive the Closing or the termination of this Agreement.

(g) Successors and Assigns. Subject to the following, this Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors, heirs, administrators and assigns. Buyer shall have the right, with notice to Seller, but without Seller’s consent, to assign this Agreement to an Affiliate of Buyer. Buyer shall have the right, with notice to Seller and subject to receipt of Seller’s written consent, which shall not be unreasonably withheld or delayed, to assign its right, title and interest in and to this Agreement to one or more assignees other than an Affiliate of Buyer, at any time before the Closing Date. Any such assignee(s) shall assume all obligations of Buyer, and such assignment and assumption shall not release Buyer from any obligation hereunder. Seller shall not have the right to assign its interest in this Agreement.

(h) Amendments. Except as otherwise provided herein, this Agreement may be amended or modified only by a written instrument executed by Seller and Buyer.

(i) Governing Law. This Agreement has been negotiated and executed in San Mateo County, California and the substantive laws of the State of California, without reference to its conflict of law provisions, will govern the validity, construction, and enforcement of this Agreement.

(j) Merger of Prior Agreements. The Access Agreement and this Agreement (and the Addenda, Exhibits and Schedules hereto) constitute the entire agreement between the parties and supersede all prior agreements and understandings between the parties relating to the subject matter hereof.

(k) Time for Performance. Any time deadlines contained herein shall be calculated by reference to calendar days unless otherwise specifically notes. For notice purposes hereunder, days shall be deemed to end at 5:00 P.M. Pacific Time. In the event that any time periods for performance hereunder fall on a weekend or legal holiday (either national holiday, California holiday, or official holiday in the state where the Property is located), the date for performance shall be the next following business day.

(l) Enforcement. If either party fails to perform any of its obligations under this Agreement or if a dispute arises between the parties concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not

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prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, arbitration or court costs and attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

(m) Time of the Essence. Time is of the essence of this Agreement.

(n) Severability. If any provision of this Agreement. or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

(o) Confidentiality. Buyer and Seller shall each maintain as confidential any and all material or information about the other, or in the case of Buyer and its agents, employees, consultants and contractors, about the Property, and shall not disclose such information to any third party, except, in the case of information about the Property or the Seller, to Buyer’s investment bankers, lender or prospective lenders, insurance and reinsurance firms, attorneys, environmental assessment and remediation service firms and consultants, as may be reasonably required for the consummation of this transaction and/or as required by law.

(p) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

(q) Addenda, Exhibits and Schedules. All addenda, exhibits and schedules referred to herein are, unless otherwise indicated, incorporate herein by this reference as though set forth herein in full. The Exhibits, Addenda and Schedules to this Agreement are:

Exhibit A – Deed

Exhibit B – Assignment and Assumption of Leases

Exhibit C – Bill of Sale

Exhibit D – Assignment and Assumption of Service Contracts, Warranties and Guaranties, and other General   Intangibles

Exhibit E – Certificate of Transferor Other than an Individual (FIRPTA Affidavit)

Exhibit F – Form of Tenant’s Estoppel Certificate

Exhibit G – Form of Seller Certificate

Exhibit H – Form of Promissory Note

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Exhibit I – Form of Deed of Trust

Exhibit J – Letter of Credit Requirements

Addendum I – Definitions

Addendum II – Seller’s Representations and Warranties

Schedule 1 – Due Diligence Materials

Schedule 2 – Description of Land

Schedule 3 – Assumed Service Contracts

Schedule 4 – Environmental Reports

Schedule 5 – Rent Roll

Schedule 6 – Exceptions to Seller Representations and Warranties

(r) Construction. Headings at the beginning of each section and subsection are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same.

(s) Tax Free Exchange. As an accommodation to Buyer, Seller agrees to cooperate with Buyer to accomplish an I.R.C. Section 1031 like kind tax deferred exchange, provided that the following terms and conditions are met; (i) Buyer shall give Seller notice of any desired exchange not later than five (5) days prior to the Closing Date; (ii) Seller shall in no way be liable for any additional costs, fees and/or expenses relating to the exchange; (iii) if, for whatever reason, the Closing does not occur, Seller shall have no responsibility or liability to the third party involved in the exchange transaction, if any; and (iv) Seller shall not be required to make any representations or warranties nor assume or incur any obligations or personal liability whatsoever in connection with the exchange transaction. Buyer indemnifies and agrees to hold Seller and its constituent partners harmless from and against any and all causes, claims, demands, liabilities, costs and expenses, including attorneys’ fees, as a result of or in connection with any such exchange. As an accommodation to Seller, Buyer agrees to cooperate with Seller to accomplish an I.R.C. Section 1031 like kind tax deferred exchange, provided that the following terms and conditions are met; (i) Seller shall give Buyer notice of any desired exchange not later than five (5) days prior to the Closing Date; (ii) Buyer shall in no way be liable for any additional costs, fees and/or expenses relating to the exchange; (iii) if, for whatever reason, the Closing does not occur, Buyer shall have no responsibility or liability to the third party involved in the exchange transaction, if any; and (iv) Buyer shall not be required to make any representations or warranties nor assume or incur any obligations or personal liability whatsoever in connection with the exchange transaction. Seller indemnifies and agrees to hold Buyer and its constituent members and partners harmless from and against any and all causes, claims, demands, liabilities, costs and expenses, including attorneys’ fees, as a result of or in connection with any such exchange.

Purchase Agreement

(Three Carnegie Plaza)

(t) If Buyer consists of more than one entity, each such entity acknowledges and agrees that it shall have joint and several liability for the obligations of Buyer under this Deed of Trust.

[Signatures on following page]

Purchase Agreement

(Three Carnegie Plaza)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SELLER:

RANCON REALTY FUND V, a California limited partnership

By:		RANCON FINANCIAL CORPORATION, a California corporation, its general partner

	By:	/s/ Daniel L. Stephenson
Daniel L. Stephenson, President

By:		/s/ Daniel L. Stephenson
Daniel L. Stephenson, its general partner

BUYER:

521 EAST 11TH ST. LLC, a California limited liability company

By:		/s/ Robert Hanasab
Robert Hanasab, Authorized Agent

1250 FAIRFAX LLC, a California limited liability company

By:		/s/ Robert Hanasab
Robert Hanasab, Authorized Agent

First American Title Insurance Company

The undersigned executes this Agreement for the purposes of acknowledging its agreement to serve as escrow agent in accordance with the terms of this Agreement and to acknowledge receipt of the Earnest Money Deposit from the Buyer.

First American Title Insurance Company

By:	/s/ Liz Zankich
Liz Zankich, Senior Escrow Officer

Purchase Agreement

(Three Carnegie Plaza)

EXHIBIT A

DEED

RECORDING REQUESTED BY:

Fidelity Title Insurance Company

Escrow No.

WHEN RECORDED RETURN TO,

AND MAIL TAX STATEMENTS TO:

(Space above this line for Recorder’s use)

GRANT DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, RANCON REALTY FUND V, a California limited partnership, hereby grants to                     , a                     , the real property located in the City of San Bernardino, County of San Bernardino, State of California, more particularly described on Exhibit A attached hereto.

Executed as of this      day of             , 2013.

TRUSTOR:

RANCON REALTY FUND V, a California limited partnership

By:	RANCON FINANCIAL CORPORATION, a California corporation, its general partner

By:
Daniel L. Stephenson, President

By:
Daniel L. Stephenson, its general partner

Purchase Agreement

Exhibit A - Deed

EXHIBIT A

TO GRANT DEED

REAL PROPERTY DESCRIPTION

Purchase Agreement

Exhibit A to Grant Deed – Real Property Description

EXHIBIT B

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (“Assignment”) dated as of             , 2013, is entered into by and between RANCON REALTY FUND V, a California limited partnership (“Assignor”), and                 , a                                          (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is the lessor under certain leases executed with respect to that certain real property commonly known as Three Carnegie Plaza, at 735 E. Carnegie Drive, San Bernardino, CA (the “Property”) as more fully described in Exhibit A attached hereto, which leases are described in the Rent Roll attached hereto as Schedule 1 (the “Leases”); and

WHEREAS, Assignor has entered into that certain Purchase Agreement (the “Agreement”) by which title to the Property is being transferred to Assignee; and

WHEREAS, Assignor desires to assign its interest as lessor in the Leases to Assignee, and Assignee desires to accept the assignment thereof;

NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

1.	Effective as of the Closing Date (as defined in the Agreement), Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases, and any guarantees related thereto.

2.	If either party hereto fails to perform any of its obligations under this Assignment or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Assignment, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder including, without limitation, court costs and attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

3.	This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

Purchase Agreement

Exhibit B – Assignment and Assumption of Leases

4.	This Assignment shall be governed by and construed in accordance with the laws of the State of California, without reference to its conflicts of laws provisions.

5.	This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Signatures on following page]

Purchase Agreement

Exhibit B – Assignment and Assumption of Leases

IN WITNESS WHEREOF Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:

RANCON REALTY FUND V, a California limited partnership

By:	RANCON FINANCIAL CORPORATION, a California corporation, its general partner

By:
Daniel L. Stephenson, President

By:
Daniel L. Stephenson, its general partner

ASSIGNEE:

a

By:	, a
, its

By:
Name:
Title:

Purchase Agreement

Exhibit B – Assignment and Assumption of Leases

EXHIBIT A

TO ASSIGNMENT AND ASSUMPTION OF LEASES

REAL PROPERTY DESCRIPTION

Purchase Agreement

Exhibit A to Assignment and Assumption of Leases – Real Property Description

SCHEDULE 1

TO ASSIGNMENT AND ASSUMPTION OF LEASES

RENT ROLL

Purchase Agreement

Schedule 1 to Assignment and Assumption of Leases – Rent Roll

EXHIBIT C

BILL OF SALE

For good and valuable consideration the receipt of which is hereby acknowledged, RANCON REALTY FUND V, a California limited partnership (“Transferor”), does hereby sell, transfer, and convey to                     , a                     (“Transferee”) all personal property owned by Transferor and located on or in or used in connection with the Real Property (as defined in that certain Purchase Agreement between Transferor and Transferee) commonly known as Three Carnegie Plaza, at 735 E. Carnegie Drive, San Bernardino, CA, including, without limitation, those items described in Schedule 1 attached hereto, and same are being conveyed free of any lien or encumbrance thereon.

Transferor makes no representation or warranty regarding the condition, merchantability, fitness or usefulness of the Personal Property, and Transferee acknowledges and agrees that it is acquiring the Personal Property in its AS-IS, WHERE-IS, WITH ALL FAULTS CONDITION, WITHOUT WARRANTY, EITHER EXPRESS OR IMPLIED, except that all of the Personal Property will be free of all liens and encumbrances.

This Bill of Sale shall be binding upon and inure to the benefit of the successors and assigns of Transferor and Transferee.

This Bill of Sale shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California.

This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

Dated:             , 2013

[Signatures on following page]

Purchase Agreement

Exhibit C – Bill of Sale

TRANSFEROR:

RANCON REALTY FUND V, a California limited partnership

By:	RANCON FINANCIAL CORPORATION, a California corporation, its general partner

By:
Daniel L. Stephenson, President

By:
Daniel L. Stephenson, its general partner

TRANSFEREE:

,
a

By:	, a
, its

By:
Name:
Title:

Purchase Agreement

Exhibit C – Bill of Sale

SCHEDULE 1

TO BILL OF SALE

PERSONAL PROPERTY

5 Concrete Trash Urns (Exterior)

1 Concrete Ash Urn (Exterior)

1 6 foot ladder

Wall Art

2 Paintings 2nd floor elevator lobby

1 Painting across from elevator 1st floor

1 Painting 1st floor back wall

3 Paintings 1st floor lobby side walls

2 Sets of Elevator Pads

1 Reader Board

2 Caution Boys

4 Side chairs

1 Couch

2 End table

1 Coffee table

1 Floral Arrangement

1 Floor Rug approx. 15 ft. x 15 ft.

2 large planters

2 Medium planters

2 Entrance mats

2 Rain mats

Purchase Agreement

Schedule 1 to Bill of Sale – Personal Property

EXHIBIT D

ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS,

WARRANTIES AND GUARANTIES, AND OTHER GENERAL INTANGIBLES

This Assignment of Service Contracts, Warranties and Guaranties and Other Intangible Property (“Assignment”) is made and entered into as of             , 2013, by RANCON REALTY FUND V, a California limited partnership (“Assignor”), to                         , a                              (“Assignee”), pursuant to that certain Purchase Agreement (the “Agreement”) between Assignor and Assignee relating to the real property owned by Assignor and commonly known as Three Carnegie Plaza, at 735 E. Carnegie Drive, San Bernardino, CA.

For good and valuable consideration, the receipt of which is hereby acknowledged, effective as of the Closing Date (as defined in the Agreement), Assignor hereby assigns and transfers unto Assignee all of its right, title, claim and interest in and under:

(a) all warranties and guaranties made by or received from any third party with respect to any building, building component, structure, fixture, machinery, equipment, or material situated on, contained in any building or other improvement situated on, or comprising a part of any building or other improvement situated on, any part of that certain real property described in Exhibit A attached hereto including, without limitation, those warranties and guaranties listed in Schedule 1 attached hereto (collectively, “Warranties”); provided however, that to the extent there are any third party costs and expenses in connection with the assignment of any Warranties, Seller shall not be obligated to assign such Warranties to Buyer unless Buyer pays all such costs and expenses.

(b) all of the Service Contracts listed in Schedule 2 attached hereto; and

(c) any General Intangibles (as defined in the Agreement).

Assignor and Assignee further hereby agree and covenant as follows:

1. Effective as of the Closing Date, Assignee hereby assumes all of Assignor’s obligations under the Service Contracts, to the extent first arising and accruing from and after the Closing Date, and agrees to indemnify, protect and defend Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees and costs and court costs, originating on or subsequent to the Closing Date and arising out of the owner’s obligations under the Service Contracts. Assignor hereby agrees to indemnify, protect and defend Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees and costs and court costs, originating prior to the Closing Date and arising out of the owner’s obligations under the Service Contracts.

2. If either party hereto fails to perform any of its obligations under this Assignment or if a dispute arises between the parties hereto concerning the meaning or

Purchase Agreement

Exhibit D – Assignment and Assumption of Service Contracts, Warranties and Guaranties,

and Other General Intangibles

interpretation of any provision of this Assignment, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys, fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

3. Assignor hereby covenants that Assignor will, at any time and from time to time, upon written request therefor, execute and deliver to Assignee any new or confirmatory instruments which Assignee may reasonably request in order to fully assign, transfer to and vest in Assignee, and to protect Assignee’s right, title and interest in and to, any of the items assigned herein or to otherwise realize upon or enjoy such rights in and to those items.

4. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns

5. This Assignment shall be governed by and construed and in accordance with laws of the State of California.

6. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[Signatures on following page]

Purchase Agreement

Exhibit D – Assignment and Assumption of Service Contracts, Warranties and Guaranties,

and Other General Intangibles

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.

ASSIGNOR:

RANCON REALTY FUND V, a California limited partnership

By:	RANCON FINANCIAL CORPORATION, a California corporation, its general partner

By:
Daniel L. Stephenson, President

By:
Daniel L. Stephenson, its general partner

ASSIGNEE:

a

By:	, a
, its

By:
Name:
Title:

Purchase Agreement

Exhibit D – Assignment and Assumption of Service Contracts, Warranties and Guaranties,

and Other General Intangibles

EXHIBIT A

TO

ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS,

WARRANTIES AND GUARANTIES, AND OTHER GENERAL INTANGIBLES

REAL PROPERTY DESCRIPTION

Purchase Agreement

Exhibit A to Assignment and Assumption of Service Contracts, Warranties and Guaranties,

and Other General Intangibles – Real Property Description

SCHEDULE 1

TO

ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS,

WARRANTIES AND GUARANTIES, AND OTHER INTANGIBLE PROPERTY

WARRANTIES AND GUARANTIES

Purchase Agreement

Schedule 1 to Assignment and Assumption of Service Contracts, Warranties and Guaranties,

and Other General Intangibles – Warranties and Guaranties

SCHEDULE 2

TO

ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS,

WARRANTIES AND GUARANTIES, AND OTHER INTANGIBLE PROPERTY

SERVICE CONTRACTS

Purchase Agreement

Schedule 2 to Assignment and Assumption of Service Contracts, Warranties and Guaranties,

and Other General Intangibles – Service Contracts

EXHIBIT E

CERTIFICATE OF TRANSFEROR

OTHER THAN AN INDIVIDUAL

(FIRPTA AFFIDAVIT)

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform                             , a                             , the transferee of certain real property located at Three Carnegie Plaza, 735 E. Carnegie Drive, City of San Bernardino, San Bernardino, California, that withholding of tax is not required upon the disposition of such U.S. real property interest by RANCON REALTY FUND V, a California limited partnership (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Transferor’s U.S. employer identification number is             ; and

3. Transferor’s office address is        RANCON REALTY FUND V

                400 El Camino Real, 11th Floor

                San Mateo, California 94402

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated:             , 2013

Daniel L. Stephenson
on behalf of:

RANCON REALTY FUND V, A CALIFORNIA LIMITED PARTNERSHIP

Purchase Agreement

Exhibit E – Certificate of Transferor Other Than An Individual (FIRPTA Affidavit)

EXHIBIT F

FORM OF TENANT’S ESTOPPEL CERTIFICATE

(“Buyer”)

RE: Attached Lease (and any amendments) Dated                      (the “Lease”), by and between                             , as lessor (“Lessor”), and                             , as lessee (“Lessee”), with respect to certain premises (the “Leased Premises”) located at Three Carnegie Plaza, 735 E. Carnegie Drive, San Bernardino, CA (the “Property”).

Ladies and Gentlemen:

The undersigned hereby acknowledges that Buyer is entering into an agreement to acquire the Property. The undersigned further acknowledges the right of Lessor and Buyer to rely upon the statements and representations of the undersigned contained in this Certificate and further acknowledges that Buyer will be acquiring the Property in material reliance on this Certificate.

Given the foregoing, the undersigned Lessee hereby certifies and represents unto Buyer, its successors and assigns, with respect to the above-described Lease, which is comprised of the following documents in addition to the above referenced Lease: (if any blanks do not apply, simply state “None”):

1. Lease Effective. The Lease has been duly executed and delivered by Lessee and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Lessee thereunder are valid and binding and there have been no further amendments, modifications or additions to the Lease, written or oral;

2. No Default. To the best of Lessee’s knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default by either party under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease; (iii) The improvements and space required to be furnished according to the Lease have been duly delivered by Lessor and accepted by Lessee and the Premises are in good condition and not in need of repair as of the date of this certificate except:

                                                                                                                                                                                ;

3. Entire Agreement. The Lease constitutes the entire agreement between Lessor and Lessee with respect to the Property and Lessee claims no rights with respect to the Property other than as set forth in the Lease;

Purchase Agreement

Exhibit F – Form of Tenant’s Estoppel Certificate

4. Rent: No Prepaid Rent: Security Deposit. The base rent is              per month. Lessor has not, as an inducement, assumed any of the Lessee’s Lease obligations and has made no arrangements with the Lessee covering free rent, partial rent, rebate of rental payments or any other type of rental concession except:                             . No deposits or prepayments of rent have been made in connection with the Lease, except as follows:                              (describe as security deposit or rental prepayment);

5. CAM Charges. The Lease requires Lessee to pay its pro rata share of increases in real estate taxes and common area operating expenses for the Property. The base year under the Lease is             . Tenant’s pro rata share of increases is     %. For the calendar year 2013, Tenant is obligated to pay monthly estimated amounts for real estate taxes and operating expense increases of $        , and has paid such estimates through the period ending             , 2013.

6. Term. The Start Date was                     ; the Lease Term ends on                     ;

7. Sublet or Assignment. Except as set forth below, the Lessee has not sublet or assigned any portion of the Premises and no person or firm other than Lessee and its employees is in possession of any portion of the Premises:                             ;

8. Options or Expansion Rights. The Lessee has no option, right of first refusal or other right to purchase the Property or any portion thereof, or any rights to expand or contract the size of the Premises, or to renew or extend the Lease except:                     ;

9. Ratification. Lessee, effective as of the date of the transfer of title to the Property to Buyer or its assignee, ratifies and confirms the Lease and the tenancy created pursuant to the terms thereof and recognizes Buyer or its assignee as the lessor thereunder.

LESSEE.

By:

(print name)

Its:
(print title)

Dated:

Purchase Agreement

Exhibit F – Form of Tenant’s Estoppel Certificate

EXHIBIT G

FORM OF SELLER CERTIFICATE

(“Buyer”)

RE: Attached Lease (and any amendments) Dated                     , (the “Lease”), by and between                     , as lessor (“Lessor”), and                             , as lessee (“Lessee”), with respect to certain premises (the “Leased Premises”) located at Three Carnegie Plaza, 735 E. Carnegie Drive, San Bernardino, CA (the “Property”).

Ladies and Gentlemen:

The undersigned (“Seller”) hereby acknowledges that Buyer is entering into an agreement to acquire the Property. The undersigned further acknowledges the right of Buyer to rely upon the statements and representations of the undersigned contained in this Certificate and further acknowledges that Buyer will be acquiring the Property in material reliance on this Certificate. This Certificate shall survive the Buyer’s acquisition of the Property for a period of six (6) months from the Closing. Any undefined terms herein shall have the same meaning as set forth in the Purchase Agreement between the undersigned and the Buyer.

Given the foregoing, the undersigned hereby certifies and represents unto Buyer, its successors and assigns, with respect to the above-described Lease, which is comprised of the following documents in addition to the above referenced Lease: (if any blanks do not apply, simply state “None”):

1. Lease Effective. To the Seller’s Actual Knowledge, the Lease has been duly executed and delivered by Lessee and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Lessee thereunder are valid and binding. There have been no further amendments, modifications or additions to the Lease, written or oral;

2. No Default. To Seller’s Actual Knowledge, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default by either party under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease; (iii) The improvements and space required to be furnished according to the Lease have been duly delivered by Lessor and accepted by Lessee and the Premises are in good condition and not in need of repair as of the date of this certificate except:

                                                                                                                                                       ;

Purchase Agreement

Exhibit G – Form of Seller’s Certificate

3. Entire Agreement. To Seller’s Actual Knowledge, the Lease constitutes the entire agreement between Lessor and Lessee with respect to the Property and Lessee claims no rights with respect to the Property other than as set forth in the Lease;

4. Rent: No Prepaid Rent: Security Deposit. The base rent is              per month. Lessor has not, as an inducement, assumed any of the Lessee’s obligations under the Lease and has made no arrangements with the Lessee covering free rent, partial rent, rebate of rental payments or any other type of rental concession except                             . No deposits or prepayments of rent have been made in connection with the Lease, except as follows:                              (describe as security deposit or rental prepayment);

5. CAM Charges. The Lease requires Lessee to pay its pro rata share of increases in real estate taxes and common area operating expenses for the Property. The base year under the Lease is                     . Tenant’s pro rata share of increases is     %. For the calendar year 2013, Tenant is obligated to pay monthly estimated amounts for real estate taxes and operating expense increases of $        , and has paid such estimates through the period ending             , 2013.

6. Term. The Start Date was                     ; the Lease Term ends on                     ;

7. Sublet or Assignment. Except as set forth below, the Lessee has not sublet or assigned any portion of the Premises with the consent of Seller and to Seller’s Actual Knowledge no person or firm other than Lessee and its employees is in possession of any portion of the Premises:                                                                                                           ;

8. Options or Expansion Rights. The Lessee has no option, right of first refusal or other right to purchase the Property or any portion thereof, or any rights to expand or contract the size of the Premises, or to renew or extend the Lease except:

                                                                                                                                                                                                                         ;

SELLER:

RANCON REALTY FUND V, a California limited partnership

By:	RANCON FINANCIAL CORPORATION, a California corporation, its general partner

By:
Daniel L. Stephenson, President

By:
Daniel L. Stephenson, its general partner

Purchase Agreement

Exhibit G – Form of Seller’s Certificate

EXHIBIT H

FORM OF PROMISSORY NOTE

PROMISSORY NOTE SECURED BY DEED OF TRUST

$6,000,000.00	, 2013
San Mateo, California

FOR VALUE RECEIVED,                             . a                              (“Maker”), promises to pay to the order of RANCON REALTY FUND V, a California limited partnership (“Payee”), at such place as Payee may from time to time designate in writing, in lawful money of the United States of America, the principal sum of SIX MILLION AND NO/100THS DOLLARS ($6,000,000.00), plus interest as computed below.

1. Interest. Interest on the unpaid and outstanding principal balance of this Promissory Note (“Note”) shall commence on the date that this Note is deemed funded and shall accrue on a simple interest basis until fully paid at the per annum rate of five and one-half percent (5.50%) (the “Note Rate”). All interest under this Note shall be calculated on the basis of a 365/365-day year, that is, by applying the ratio of the applicable interest rate over a year of 365 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

2. Payments. All outstanding principal, together with all accrued and unpaid interest on the unpaid principal balance of this Note, and all other sums then owed with respect to this Note shall be due and payable in full on the date that is SIXTY (60) DAYS from the date of this Note (the “Maturity Date”).

3. Application of Payments. All payments and prepayments received by Payee pursuant to the terms hereof shall be applied in the following manner: first, to the payment of all expenses, charges, costs (including, but not limited to the enforcement costs set forth in paragraph 10 below) and fees incurred by or payable to Payee and for which Maker is obligated pursuant to the terms of the Note and the Deed of Trust (as defined below) (in such order and manner as Payee, in its sole discretion, may elect); second, to the payment of all interest accrued to the date of such payment; and third, to the payment of outstanding unpaid principal. Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuation of an Event of Default (as hereinafter defined), all amounts received by Payee from any party (other than pursuant to a guarantee) shall be applied in such order as Payee, in its discretion, may elect. Maker hereby waives any rights or benefits that may arise under or by virtue of California Civil Code Section 2822.

4. Payment Receipt. For purposes of the calculation of interest and for the determination of the rights and duties of Maker and Payee under this Note, payments made

Purchase Agreement

Exhibit H – Form of Promissory Note

by Maker to Payee under this Note shall be credited to Maker on the Business Day such payment is received by Payee at the address set forth in the preamble of this Note (or at such other address as Payee may direct in writing to Maker); provided, however, any payment received by Payee on a day other than a Business Day or after 3:00 p.m., Pacific Time, on a Business Day shall be deemed received on the next following Business Day. For purposes of this Note, a “Business Day” means a day other than Saturday, Sunday, or other day on which Bank of America, N.A., located in San Francisco, California, is closed for business.

5. Default Interest. Upon the occurrence and during the continuance of a Payment Event of Default, the amount due and owing and unpaid under this Note shall bear interest at the Note Rate plus five percent (5.00%) (the “Default Rate”). Payee’s failure to apply the Default Rate to any sum or in any instance shall not constitute a waiver of the right to apply the Default Rate to any other sum or in any other instance upon the occurrence and during the continuance of a Payment Event of Default.

6. Prepayment. All or part of the principal and/or interest due under this Note may be prepaid at any time without penalty.

7. Event of Default. The occurrence of any one (1) or more of the following shall constitute an “Event of Default” hereunder:

(a) Payment of Interest and Principal. Maker fails to pay when due any payments of interest and principal under this Note;

(b) Deed of Trust. Maker fails to pay any amounts (other than principal or interest) required by this Note or the Deed of Trust when due; provided, however, if no specific due date for any such amount is specified in the Note or Deed of Trust, Maker fails to pay such amounts within five (5) Business Days after written notice from Payee that such amounts are due (an occurrence under subparagraphs 7(a) or 7(b) is a “Payment Event of Default”); or

(c) Performance of Obligations Under Note or Deed of Trust. Maker fails to perform any of its other obligations to or agreements with Payee contained in or required by this Note or the Deed of Trust.

8. Due on Sale. Upon the sale, transfer, hypothecation, assignment or encumbrance, whether voluntary, involuntary or by operation of law, of all or any part of the property encumbered by the Deed of Trust, or any interest therein, without the prior written consent of Payee, Payee may, at its sole option, by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable, except to the extent prohibited by law. Consent to one such transaction shall not be deemed to be a waiver of the right to require such consent to subsequent transactions.

9. Acceleration. Should default be made in the payment of principal and interest when due, then, or at any time during such default, the entire amount of unpaid principal and interest shall, at the election of Payee, become immediately due and payable without notice.

Purchase Agreement

Exhibit H – Form of Promissory Note

10. Enforcement Costs. In the event of (a) any action or proceeding that involves the protection, preservation or enforcement of Payee’s rights or Maker’s obligations under this Note (including, but not limited to, Payee’s defense of any action by Maker in connection with the Note or a case or proceeding under Title 11 of the United States Code, Section 101 et seq.), (b) Payee’s collection or enforcement of the Note without institution of litigation or other judicial proceedings, or (c) Payee’s participation in any proceeding which is authorized under the terms of this Note or the Deed of Trust, Payee shall be entitled to payment, upon demand, from Maker of all costs and expenses associated therewith, including reasonable attorneys’ fees and litigation expenses. Maker will pay Payee, upon demand, all reasonable attorneys’ fees and expenses incurred in the representation of Payee in any aspect of any bankruptcy or insolvency proceeding initiated by or on behalf of Maker that concerns any of its obligations to Payee under the Note or Deed of Trust, or otherwise. In the event of a judgment against one party concerning any aspect of this Note, the right to recover post-judgment attorneys’ fees incurred in enforcing the judgment shall not be merged into and extinguished by any money judgment. The provisions of this paragraph constitute a distinct and severable agreement from the other contractual rights created by this Note.

11. Waiver. Maker hereby waives presentment, demand, protest, notice of dishonor and all other notices, except as expressly provided herein, any release or discharge arising from any extension or lapse of time, discharge of a prior party, release of any or all of the security for this Note, or other cause of release or discharge other than actual payment in full hereof. The holder hereof shall not be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by such holder and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of the holder hereof to exercise any right, whether before or after a default hereunder, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by the holder hereof of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

12. Successors and Assigns. This Note shall be binding on and inure to the benefit of the respective legal and personal representatives, devisees, heirs, successors and assigns of Payee and the undersigned Maker.

13. Severability. If any provision of this Note, or the application of it to any party or circumstance, is held to be invalid, the remainder of this Note and the application of that provision to other parties or circumstances shall not be affected by that invalidity, the provisions of this Note being severable in any such instance.

Purchase Agreement

Exhibit H – Form of Promissory Note

14. Time of the Essence. Time is of the essence for each and every obligation under this Note.

15. Remedies Cumulative. The remedies of holder hereof as provided herein, or in law or in equity, shall be cumulative and concurrent, and may be pursued singularly, successively, or together at the sole discretion of the holder hereof, and may be exercised as often as occasion therefor shall occur. The failure to exercise any such right or remedy shall in no event be construed as a waiver or a release thereof.

16. Negotiation of Note. Payee and any other holder of this Note shall have the right to sell, assign, transfer, negotiate, or grant participations in, either in part or in its entirety, this Note and/or any other instrument evidencing the indebtedness of this Note, without Makers’ consent.

17. Joint and Several Obligations. The obligations of the undersigned under this Note shall be joint and several.

18. Collateral. This Note is secured by, among other things, a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (the “Deed of Trust”) by Maker, as trustor, for the benefit of Payee, as beneficiary, to which reference is hereby made for a description of the nature and extent of the security provided thereby and the rights and limitations of Payee and of Maker in respect of such security. The obligations of Maker under this Note are also secured by an irrevocable standby letter of credit (“Letter of Credit”) in the amount of $1 million, under which Maker is the account party and Payee is the beneficiary. Upon the occurrence of any Event of Default under this Note, Payee shall have the right to draw on the Letter of Credit upon presentation to the issuing bank of a sight draft in accordance with the terms of the Letter of Credit. Maker acknowledges and agrees that the Letter of Credit shall be honored by the issuing bank, at sight, without inquiry as to the accuracy of Payee’s written statement and regardless of whether Maker disputes the content of such statement. Any and all amounts drawn by Payee under the Letter of Credit shall be applied by Payee to the obligations of Maker under this Note, in accordance with paragraph 3 above, and any and all costs and expenses incurred by Payee in connection with any action to draw, collect or enforce the Letter of Credit shall constitute costs and expenses of Payee for which Maker is obligated under paragraph 10 above.

19. Governing Law. The note shall be governed by the laws of the State of California in all respects, including matters of construction, validity and performance without giving effect to such state’s principles of conflicts of laws.

20. Captions. The captions and headings in this Note are merely for convenience and substantively are not a part of this Note.

21. Notices. Any notice, consent or approval required or permitted to be given under this Note shall be in writing and shall be deemed to have been given upon (i) personal delivery, (ii) confirmed telecopy delivery on a business day between the hours of 8:00 a.m.

Purchase Agreement

Exhibit H – Form of Promissory Note

and 5:00 p.m., the recipient’s time, otherwise, the next business day, (ii) the next business day after being deposited with Federal Express, DHL Worldwide Express or another reliable overnight courier service, or (iii) two (2) business days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as indicated below, or such other address as either party may from time to time specify in writing to the other.

If to Maker:	If to Payee:

521 East 11th St. LLC
1250 Fairfax LLC	Rancon Realty Fund V
606 S. Olive Street, Suite 1026	400 South El Camino, 11th Floor
Los Angeles, CA 90014	San Mateo, CA 94402-1708
Attention: Robert Hanasab	Attention: Alan Shapiro
Fax No.: (213) 683-8200	Fax No. (650) 343-9690

with a copy to:	with a copy to:

521 East 11th St. LLC
1250 Fairfax LLC	Glenborough LLC
606 S. Olive Street, Suite 1026	400 South El Camino Real, 11th Floor,
Los Angeles, CA 90014	San Mateo, CA 94402-1708
Attention: Robert Hanasab	Attention: G. Lee Burns, Jr.
Fax No.: (213) 683-8200	Fax No. (650) 343-9690

22. Payment in U.S. Currency. All sums payable hereunder shall be payable in the lawful money of the United States of America.

[SIGNATURE ON FOLLOWING PAGE]

Purchase Agreement

Exhibit H – Form of Promissory Note

MAKER:

a

By:			, a
, its

By:
Name:
Title:

Purchase Agreement

Exhibit H – Form of Promissory Note

EXHIBIT I

FORM OF DEED OF TRUST

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Rancon Realty Fund V

400 South El Camino, 11th Floor

San Mateo, CA 94402-1708

Attention: G. Lee Burns, Esq.

Space above this line for Recorder’s Use

San Bernardino County APN: 281-361-26

DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING

(San Bernardino County, California)

THIS DOCUMENT SERVES AS A FINANCING STATEMENT FILED AS A FIXTURE FILING UNDER SECTION 9-502 OF THE CALIFORNIA UNIFORM COMMERCIAL CODE.

This DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (“Deed of Trust”) is made as of             , 2013, by                     , a                     (“Trustor”), to FIRST AMERICAN TITLE COMPANY, a California corporation (“Trustee”), whose address is 1737 North First Street, Suite 500, San Jose, CA 95112, for the benefit of RANCON REALTY FUND V, a California limited partnership (“Beneficiary”).

In connection with the closing of the sale of the Real Property (as defined below) by Beneficiary to Trustor, Beneficiary has agreed to finance a portion of the purchase price paid by Trustor to Beneficiary by extending to Trustor a loan in the original principal sum of Six Million and No/100ths Dollars ($6,000,000.00) to Trustor (the “Loan”) under the terms and conditions of the Promissory Note between Trustor and Lender dated as of the date of this Deed of Trust (the “Note”). Each capitalized term used in this Deed of Trust that is defined in the Note and not defined in this Deed of Trust will have the meaning specified in the Note.

The grants, transfers, assignments and security interests made and granted in Articles 1, 2 and 3 below are for the purpose of securing, in such order of priority as Beneficiary may determine, (i) the payments of all amounts owing under the Note; (ii) performance of and compliance with all of the terms and conditions of the Note and this Deed of Trust; (iii) payment of all amounts advanced or costs incurred by Beneficiary pursuant to the terms of this Deed of Trust; (iv) all future advances and other obligations that Trustor may agree to pay or perform (whether as

Purchase Agreement

Exhibit I – Form of Deed of Trust

principal, surety or guarantor) for the benefit of Beneficiary, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Deed of Trust; and (v) any of the foregoing that arises after the filing of a petition by or against Trustor under a proceeding instituted by or against Trustor under any federal or state bankruptcy laws or laws governing creditors’ rights, generally (collectively, the “Secured Obligations”).

ARTICLE 1-GRANT

1.01. Grant. To secure repayment of the indebtedness evidenced by the Note and payment and performance of all other Secured Obligations, Trustor irrevocably and unconditionally grants, bargains, sells, and conveys to Trustee, in trust, for the benefit of Beneficiary, WITH POWER OF SALE and right of entry and possession, all of Trustor’s estate, right, title and interest in and to the following, wherever located, whether now owned or hereafter acquired or arising, and, except as indicated, whether constituting real estate or personal property (collectively, the “Property”):

(a) the real estate and any interest in the real estate located in San Bernardino County, California, and described in EXHIBIT A (the “Land”). The Land or its address is commonly known as Three Carnegie Plaza, at 735 E. Carnegie Drive, San Bernardino, California, and San Bernardino County Assessor Parcel Number 281-361-26.

(b) all buildings, structures, improvements, fixtures, attachments, appliances, equipment, machinery and other articles now or hereafter erected on, affixed or attached to, or located in or on the Land (the “Improvements”);

(c) all easements, rights-of-way and rights appurtenant to the Land or used in connection with the Land or as a means of access thereto (“Easements”);

(d) all water rights, whether as a result of overlying groundwater rights, contractual rights, or otherwise and whether riparian, appropriative, or otherwise; the right to remove or extract any such ground water including any permits, rights or licenses granted by any governmental authority and any rights granted or created by any easement, covenant, agreement or contract with any person, any private water company, mutual water company, or other non-governmental entity pursuant to which Trustor or the Property may receive water (collectively, “Water Rights”);

(e) all other tenements, hereditaments and appurtenances to the Land;

(f) minerals, oil, gas, and other hydrocarbon substances, minerals, mineral interests, royalties, overriding royalties, production payments, net profit interests and other interests and other interests and estates in, under and on the Land and other oil, gas and mineral interests with which any of the foregoing interests or estates are pooled or unitized (the “Mineral Rights”);

Purchase Agreement

Exhibit I – Form of Deed of Trust

(g) all leases, subleases, licenses, rental agreements, occupancy agreements, concessions and other agreements, granting a possessory interest in and to the Property or use the Property (collectively, the “Leases”);

(h) all utility contracts, maintenance agreements, management agreements, service contracts and other agreements directly related to the operation and maintenance of the Property;

(i) building materials, equipment, work in process or other personal property of any kind, including but not limited to all software embedded therein, whether stored on the Land or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed on or about the Land or Improvements;

(j) tangible personal property of every kind and description, whether stored on the Land or elsewhere, including all goods, materials, supplies, tools, books, records, chattels, furniture, machinery and equipment or which is in all cases (i) directly related to the operation of the Property or acquired in connection with any construction or maintenance of the Land or the Improvements or (ii) affixed or installed, or to be affixed or installed, in any manner on the Land or the Improvements;

(k) development and use rights, governmental permits, approvals and licenses, applications, and all permits and licenses relating or pertaining to the use, occupancy or enjoyment of the Property;

(l) general intangibles, accounts and other rights to the payment of money, reserves, deferred payments, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including earnest money sales deposits) or deposited by Trustor with third parties, including all utility deposits;

(m) proceeds of and any unearned premiums on any insurance policies covering the Property, including the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property (the “Insurance Claims”);

(n) all awards made for the taking by condemnation or the power of eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Real Estate (the “Condemnation Awards”);

(o) the right, in the name and on behalf of Trustor, upon notice to Trustor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Trustee or Beneficiary in the Property;

Purchase Agreement

Exhibit I – Form of Deed of Trust

(p) letter-of-credit rights (whether or not the letter of credit is evidenced by a writing) that Trustor may now have or hereafter acquire relating to the properties, rights, titles and interests referred to herein;

(q) books and records pertaining to any and all of the property described herein, including computer-readable memory and any computer hardware or software necessary to access and process such memory; and

(r) substitutions, replacements, additions, accessions and proceeds for or to any of the foregoing, and all books, records and files relating to any of the foregoing, including, without limitation, computer readable memory and data and any computer software or hardware reasonably necessary to access and process such memory and data.

ARTICLE 2-ASSIGNMENT OF RENTS

2.01. Assignment. Trustor irrevocably and unconditionally assigns Beneficiary all rents and other benefits derived from the Leases, and all other issues, profits, royalties, bonuses, income and other proceeds of the Property, whether now due, past due or to become due, including all prepaid rents, security deposits and other supporting obligations (the “Rents”). Beneficiary may collect Rents with or without taking possession of the Property. Beneficiary, by its acceptance of this Deed of Trust does not assume any duty or obligation under the Leases.

2.02. Grant of License. Notwithstanding the provisions of Section 2.01, Beneficiary confers upon Trustor a license to collect and retain the Rents as they become due and payable, so long as there is no Event of Default (the “License”). If an Event of Default has occurred, Beneficiary may terminate the License without notice to or demand upon Trustor.

2.03. Collection and Application of Rents. Subject to the License granted to Trustor under Section 2.02, Beneficiary has the right, power and authority to collect any and all Rents. Beneficiary may apply all amounts received by it pursuant to this assignment to pay Secured Obligations, expenses of leasing, operating, maintaining and managing the Property, taxes, charges, claims, assessments, any other liens, and premiums for insurance, in such amounts and in such order as Beneficiary deems appropriate.

2.04. Notice to Lessees. All lessees under any and all Leases are hereby irrevocably authorized and notified by Trustor to rely upon and to comply with (and are fully protected in so doing) any notice or demand by Beneficiary for the payment to Beneficiary of Rents, or for the performance of any of lessees’ undertakings under the Leases, and lessees shall have no right or duty to inquire as to whether any Event of Default has actually occurred or is then existing hereunder.

2.05. Proceeds. Beneficiary may apply all amounts received by it pursuant to this assignment to pay any of the following in such amounts and in such order as Beneficiary

Purchase Agreement

Exhibit I – Form of Deed of Trust

deems appropriate: (a) any and all Secured Obligations; (b) all expenses of leasing, operating, maintaining and managing the Property, including without limitation, the salaries, fees, commissions and wages of a managing agent and such other employees, agents or independent contractors as Beneficiary deems necessary or desirable; (c) all taxes, charges, claims, assessments, any other liens, and premiums for all insurance Beneficiary deems necessary or desirable; (d) the cost of all alterations, renovations, repairs or replacements, and all expenses incident to taking and retaining possession of the Property.

2.06. Beneficiary Not Responsible. Under no circumstances shall Beneficiary have any duty to produce Rents from the Property. Regardless of whether or not Beneficiary, in person or by agent, takes actual possession of the Land and Improvements, Beneficiary is not and shall not be deemed to be: (a) a “mortgagee in possession” for any purpose; (b) responsible for performing any of the obligations of the lessor under any Lease or performing any obligation under any construction document; (c) responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or (d) liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it (except to the extent of its reckless or intentional misconduct).

2.07. Leasing. Trustor shall not (a) accept any prepayment of Rents for any rental period exceeding one month without Beneficiary’s prior written consent, or (b) lease or enter into an agreement to lease the Property or any part of it except with Beneficiary’s prior written consent, which consent may be conditioned on, among other things, the execution, delivery and recordation of a subordination, non-disturbance and attornment agreement, in form and substance acceptable to Beneficiary. Trustor shall apply all Rents in a manner approved by Beneficiary.

ARTICLE 3-SECURITY AGREEMENT

3.01. Grant of Security Interest. Trustor grants to Beneficiary a security interest in and pledges and assigns to Beneficiary all of Trustor’s right, title and interest in and to the Property, to the extent characterized as personal property (the “Personalty”).

3.02. Addresses of Debtor and Secured Party. The address of Trustor set forth below is the mailing address of Trustor as debtor under the UCC. The address for Trustee set forth below is the address for Trustee as secured party under the UCC; and the address for Beneficiary set forth below is the address for Beneficiary as secured party under the UCC.

(a) Address of Trustor:

606 S. Olive Street, Suite 1026

Los Angeles, CA 90014.

Purchase Agreement

Exhibit I – Form of Deed of Trust

(b) Address of Trustee:

As set forth in the preamble to this Deed of Trust.

(c) Address of Beneficiary:

c/o Glenborough

400 South El Camino Real, Suite 400

San Mateo, CA 94402-7438.

3.03. Fixture Filing. This Deed of Trust constitutes a financing statement filed as a fixture filing under the UCC, covering any Property which now is or later may become a fixture attached to the Land or any Improvement.

ARTICLE 4-SECURED OBLIGATIONS

4.01. Secured Obligations. Trustor makes the grant, conveyance, transfer and assignment above, makes the irrevocable and absolute assignment in Section 2.01, and grants the security interest under Section 3.01, to secure payment and performance of Secured Obligations in any order of priority that Beneficiary may choose.

ARTICLE 5-WARRANTY OF TITLE

5.01. Warranty of Title. Trustor represents and warrants that Trustor lawfully possesses and holds fee simple title to all of the Land and the Improvements; that Trustor has the right, power and authority to grant, convey and assign the Property.

5.02. Defense and Notice of Claims and Actions. At Trustor’s sole expense, Trustor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Deed of Trust and the rights and powers of Beneficiary and Trustee created under it, against all adverse claims. Trustor must give Beneficiary and Trustee prompt notice in writing if any claim is asserted which does or could affect any of these matters, or if any action or proceeding is commenced which alleges or relates to any such claim.

5.03. Liens, Charges and Encumbrances. Trustor shall immediately discharge any lien on the Property which Beneficiary has not consented to in writing. Trustor must pay when due each obligation secured by or reducible to a lien, charge or encumbrance which now does or later may encumber or appear to encumber all or part of the Property or any interest in it, whether the lien, charge or encumbrance is or would be senior or subordinate to this Deed of Trust. “Permitted Encumbrances” shall mean those exceptions to Lender’s policy of title insurance covering this Deed of Trust that Lender deems acceptable in its sole discretion.

Purchase Agreement

Exhibit I – Form of Deed of Trust

ARTICLE 6-REPRESENTATIONS

6.01. Representations. Trustor represents to Beneficiary that:

(a) the Property does not represent the proceeds of unlawful activity under any state, federal or foreign law;

(b) the execution, delivery and performance by Trustor of this Deed of Trust is within the powers and authority of Trustor and has been duly authorized;

(c) this Deed of Trust is a legal, valid and binding agreement of Trustor, enforceable against Trustor in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable;

(d) this Deed of Trust does not conflict with, nor is Trustor in default on any credit agreement, indenture, purchase agreement, guaranty, capital lease, or other investment, agreement, or arrangement presently in effect providing for or relating to extensions of credit in respect of which Trustor is in any manner directly or contingently obligated; and

(e) Trustor has filed all tax returns (federal, state, and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon, including interest and penalties.

ARTICLE 7-COVENANTS

7.01. Performance of Secured Obligations. Trustor shall promptly pay and perform each Secured Obligation in accordance with its terms.

7.02. Maintenance and Preservation of Property. Trustor shall:

(a) immediately discharge any lien on the Property which Beneficiary has not consented to in writing, and shall also pay when due each obligation secured by or reducible to a lien, charge or encumbrance which now or hereafter encumbers or appears to encumber all or part of the Property, whether the lien, charge or encumbrance is or would be senior or subordinate to this Deed of Trust;

(b) not alter, remove or demolish any portion of the Improvements;

(c) keep the Property in good condition and repair; complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed and to pay when due all claims for labor performed and materials furnished; to comply with all laws affecting the Property or requiring any alterations or improvements to be made;.

(d) maintain in full force and effect (i) property and hazard insurance for the full replacement value of the Improvements protecting against loss by fire, hazards included within the term “extended coverage,” and any other hazards for which Beneficiary requires insurance, except that Beneficiary shall not require earthquake coverage at any time

Purchase Agreement

Exhibit I – Form of Deed of Trust

prior to the occurrence and continuation of an Event of Default; (ii) general comprehensive liability insurance, specific to the Property in an amount not less than $1 million per occurrence and $2 in the aggregate, on an “occurrence” form, with $10 million in umbrella coverage (which may be blanket coverage and not Property specific) and with a deductible or self-retention not greater than $10,000; and (iii) such other insurance as may be required by Beneficiary. The insurance carrier shall be rated by A.M. Best at not less than “A-” (Financial Strength) with a “stable” or “positive” Outlook rating, and not less than “VIII” (Financial Size). The insurance policy terms, coverage, exclusions and limitations shall be acceptable to Beneficiary. All policies shall be endorsed to show Beneficiary as loss payee or as additional insured. All insurance shall be specific to the Property and to Trustor, and shall not be “blanket” coverage unless approved in writing by Trustor. All policies shall be endorsed to provide 30 days’ prior written notice to Beneficiary before a policy is modified or terminated. The amount collected under any property insurance or other insurance policy may be applied by Beneficiary to the Secured Obligations in such order as Beneficiary may determine, or at the option of Beneficiary the entire amount so collected or any part thereof may be released to Trustor. Such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice;

(e) To appear in and defend any action or proceeding purporting to affect the security or the rights or powers of Beneficiary or Trustee; and to pay all costs and expenses, including costs of evidence of title and attorneys’ fees, in any such action or proceeding in which Trustee or Beneficiary may appear, and in any suit brought by Beneficiary to foreclose this Deed of Trust;

(f) To pay, at least 10 days before delinquency, all taxes and assessments affecting the Property; to pay when due, all encumbrances, charges and liens, with interest, on the Property, which are or appear to be prior or superior to this Deed of Trust; and to pay all costs, fees and expenses of this Deed of Trust;

(g) promptly and completely repair and/or restore any portion of the Property which becomes damaged or destroyed, in a good and workmanlike manner in accordance with sound building practices, whether or not Trustor has received the proceeds of any Insurance Claim;

(h) not commit or allow any waste of the Property, nor do or suffer to be done any act whereby the value of any part of the Property may be lessened;

(i) not initiate or allow any change in any zoning or other land use classification which affects the Property or any part of it, except as permitted or required by the Credit Agreement;

(j) not bring or keep any article on the Property or cause or allow any condition to exist on it, if that could invalidate or would be prohibited by any insurance coverage required to be maintained by Trustor on the Property or any part of it under this Deed of Trust; and

(k) perform all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value and utility.

Purchase Agreement

Exhibit I – Form of Deed of Trust

7.03. Compliance with Applicable Law. Trustor shall not commit or allow any act upon or use of the Property which would violate any federal, state or local statute, law, ordinance or regulation applicable to the ownership, use, occupancy, maintenance, management or operation of the Property (collectively, “Applicable Law”), whether now existing or later to be enacted and whether foreseen or unforeseen, or any public or private covenant, condition, restriction or equitable servitude affecting the Property.

7.04. Taxes and Assessments. Trustor shall pay (a) prior to delinquency all taxes, levies, charges and assessments imposed by Applicable Law or any public or quasi public authority or utility company which are (or if not paid, may become) a lien on all or part of the Property or any interest in it, or which may cause any decrease in the value of the Property or any part of it (individually and collectively “Impositions”); (b) any and all intangible taxes and documentary stamp taxes determined at any time to be due on or as a result of the Secured Obligations or this Deed of Trust, together with any and all interest and penalties thereon; and (c) taxes, levies, charges and assessments on Beneficiary’s interest therein or upon this Deed of Trust or the Secured Obligations (collectively, “Mortgage Taxes”). If after the date of this Deed of Trust, the State of California passes any law deducting from the value of Land for the purpose of taxation any lien thereon, or changing in any way the laws for the taxation of deeds of trust or debts secured by deeds of trust for state or local purposes, or the manner of the collection of any such taxes, so as to affect this Deed of Trust, then within 30 days after notice by Beneficiary to Trustor, Trustor shall pay all Secured Obligations. Notwithstanding the foregoing provisions of this Section 7.04, Trustor may, at its expense, contest the validity or application of any Imposition by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence, provided that (a) Beneficiary is satisfied that neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, or lost as a result of such contest, and (b) Trustor shall have posted a bond or furnished such other security required from time to time by Beneficiary.

7.05. Damages and Insurance and Condemnation Proceeds. Beneficiary may, at its option, (a) in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on warranty, or for damage, injury or loss to all or part of the Property, and it may make any compromise or settlement of the action or proceeding; (b) participate in any action or proceeding relating to any Condemnation Award; and (c) join Trustor in adjusting any Insurance Claim. All insurance proceeds, Condemnation Awards, and proceeds of any other claim based on warranty, or for damage, injury or loss to the Property which Trustor may receive or be entitled to must be paid to Beneficiary. In each instance, Beneficiary may apply those proceeds first toward reimbursement of all of Beneficiary’s costs and expenses of recovering the proceeds or Condemnation Award, including, without limitation, its actual attorneys’ fees and costs, court costs and experts’ fees and costs. The balance shall, at Beneficiary’s option, be applied to pay or prepay some or all of the Secured Obligations in such order and proportions as it may choose.

Purchase Agreement

Exhibit I – Form of Deed of Trust

TRUSTOR HEREBY SPECIFICALLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS OF A PROPERTY OWNER GRANTED UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1265.225(A), WHICH PROVIDES FOR ALLOCATION OF CONDEMNATION PROCEEDS BETWEEN A PROPERTY OWNER AND A LIENHOLDER, AND ANY OTHER LAW OR SUCCESSOR STATUTE OF SIMILAR IMPORT. In the event of any casualty to the Improvements, or any part thereof, and provided Trustor is not in default at the time of such casualty, Trustor shall have the right to rebuild the Improvements, and to use all available insurance proceeds therefor, provided that (a) such proceeds are sufficient to keep the Loan in balance and rebuild the Improvements in a manner that provides Beneficiary adequate security for repayment of the Loan (in Beneficiary’s sole and absolute discretion), or if such proceeds are insufficient (in Beneficiary’s sole and absolute discretion) then Trustor shall have funded any deficiency, (b) Beneficiary shall have the right to approve plans and specifications for any major rebuilding and the right to approve disbursements of insurance proceeds for rebuilding under a construction escrow or similar arrangement, and (c) no default by Trustor exists under the Note or this Deed of Trust. Proceeds may be used for partial rebuilding and partial repayment of the Loan in a manner that provides Beneficiary adequate security for repayment of the remaining balance of the Loan if the casualty affects only part of the Improvements and total rebuilding is infeasible.

7.06. Site Visits, Observation and Testing. Beneficiary and its agents and representatives may, upon at least 24 hours prior notice to Trustor (except in the event of an emergency), enter and visit the Property at any reasonable time for the purposes of observing it, performing appraisals or inspections, taking and removing soil or groundwater samples, and conducting tests on any part of it, to determine Trustor’s compliance with this Deed of Trust.

7.07. Due On Sale or Transfer; Prohibited Transfer. Upon the sale, transfer, hypothecation, assignment or encumbrance, whether voluntary, involuntary or by operation of law, of all or any part of the Real Property, or any interest therein, without the prior written consent of Beneficiary, Beneficiary may, at its sole option, by written notice to Trustor, declare the entire unpaid principal balance of the Note, together with all accrued interest thereon, immediately due and payable, except to the extent prohibited by law. Any such sale, transfer, hypothecation, assignment or encumbrance shall constitute a “Prohibited Transaction” under this Deed of Trust. Consent by Beneficiary to any such Prohibited Transaction shall not be deemed to be a waiver of Beneficiary’s rights or remedies with respect to subsequent Prohibited Transactions.

7.08. Compensation and Reimbursement of Costs and Expenses. Trustor shall pay (a) fees in the maximum amounts legally permitted, or reasonable fees as may be charged by Beneficiary or Trustee when the law provides no maximum limit, for any services that Beneficiary or Trustee may render in connection with this Deed of Trust, including Beneficiary’s providing a statement or Trustee’s rendering of services in connection with a reconveyance; (b) all of Beneficiary’s or Trustee’s costs and expenses which may be incurred in rendering any such services; and (c) all costs, expenses and other

Purchase Agreement

Exhibit I – Form of Deed of Trust

advances which may be incurred or made by Beneficiary or Trustee in any efforts to enforce any terms of this Deed of Trust or protect the Property, including any rights or remedies afforded to Beneficiary or Trustee under Section 8.02, whether any lawsuit is filed or not, including any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships, or in defending any action or proceeding arising under or relating to this Deed of Trust, including attorneys’ fees and other legal costs, costs of any Foreclosure Sale (defined herein) and any cost of evidence of title. If Beneficiary chooses to dispose of Property through more than one Foreclosure Sale, Trustor must pay all costs, expenses or other advances that may be incurred or made by Beneficiary or Trustee in each of those Foreclosure Sales.

7.09. Indemnification. TRUSTOR SHALL INDEMNIFY TRUSTEE AND BENEFICIARY AGAINST AND SHALL HOLD THEM HARMLESS FROM ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, CAUSES OF ACTION, JUDGMENTS, COURT COSTS, ATTORNEYS’ FEES AND OTHER LEGAL EXPENSES, COST OF EVIDENCE OF TITLE, COST OF EVIDENCE OF VALUE, AND OTHER COSTS AND EXPENSES WHICH EITHER MAY SUFFER OR INCUR: (A) IN PERFORMING ANY ACT REQUIRED OR PERMITTED BY THIS DEED OF TRUST OR BY LAW; OR (B) BECAUSE OF ANY FAILURE OF TRUSTOR TO PAY OR PERFORM ANY OF THE SECURED OBLIGATIONS. THIS AGREEMENT BY TRUSTOR TO INDEMNIFY TRUSTEE AND BENEFICIARY SURVIVES THE RELEASE AND CANCELLATION OF ANY OR ALL OF THE SECURED OBLIGATIONS AND THE FULL OR PARTIAL RELEASE AND/OR RECONVEYANCE OF THIS DEED OF TRUST. TRUSTOR’S INDEMNITY OBLIGATIONS UNDER THIS SECTION SHALL NOT APPLY TO CLAIMS SOLELY AND DIRECTLY RESULTING FROM TRUSTEE’S OR BENEFICIARY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

7.10. Payments Due Under This Deed Of Trust. Trustor must pay all obligations to pay money arising under this Deed of Trust immediately upon demand by Trustee or Beneficiary. Each such obligation shall bear interest from the date the obligation arises at the Default Rate.

7.11. Impounds. Any time after the occurrence of an Event of Default, Beneficiary may require Trustor to maintain reserves for payment of taxes (including special assessments and other charges against the Property by governmental or quasi governmental bodies) or premiums on property insurance or both. The reserves shall be created by payment each month to Beneficiary of an amount determined by Beneficiary to be sufficient to produce by the date they are due amounts equal to the estimated taxes and insurance premiums to be paid. If at the time that payments are to be made the reserve for either taxes or insurance premiums is insufficient, Trustor shall upon demand pay such additional sum as Beneficiary shall determine to be necessary to cover the required payment. Beneficiary shall not charge a service charge for collecting reserves and paying taxes and insurance premiums. The reserves shall not constitute a trust. Trustor agrees that Beneficiary may commingle reserve funds with other funds of Beneficiary and need not invest them for the benefit of Trustor. Trustor agrees that Beneficiary need not pay Trustor interest on reserves, unless applicable statutes require payment of interest notwithstanding any contrary agreement.

Purchase Agreement

Exhibit I – Form of Deed of Trust

7.12. Liens. Trustor shall not suffer any liens or encumbrances to attach to the Property, and shall promptly pay and promptly discharge, at Trustor’s sole cost and expense, all liens and other encumbrances affecting the Property, other than this Deed of Trust and current, non-delinquent taxes and assessments. The existence of any mechanic’s, laborer’s, materialman’s, supplier’s, vendor’s or statutory lien or right to any such lien shall not constitute a violation of this Section if payment is not yet due under the contract, obligation, or statute which is the foundation of such lien or if Trustor is contesting in good faith the validity of any such lien or other encumbrance. Trustor may, at its expense, contest the validity or application of any lien by appropriate legal proceedings promptly initiated and conducted in good faith and with due diligence, provided that (a) Beneficiary is satisfied that neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, or lost as a result of such contest, and (b) Trustor shall have posted a bond or furnished such other security required from time to time by Beneficiary.

7.13. Hazardous Substances. Trustor (i) shall keep and maintain the Property in compliance with, and shall not cause or permit a violation of, any Environmental Laws on or about the Property, and (ii) shall use commercially reasonable efforts not to permit its tenants to engage in any activity on or about the Property in violation of any Environmental Law.

(a) To the extent that Trustor has knowledge, Trustor shall promptly advise Beneficiary in writing of (i) any enforcement, cleanup, removal or other governmental or regulatory actions threatened or instituted with respect to the Property pursuant to any Environmental Law; (ii) any claim made or threatened by any third party against Trustor or the Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from the existence or threatened existence of any “Hazardous Substances” (the matters set forth in clauses (i) and (ii) above are referred to as “Hazardous Substance Claims”); and (iii) Trustor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property to be classified as “border-zone property” under the provisions of California Health and Safety Code, Sections 25220 et. seq. or any related regulation, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Laws.

(b) Beneficiary shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Substance Claims if Beneficiary, in its reasonable judgment, believes such joinder or participation to be necessary to ensure the timely repayment of the obligations secured by this Deed of Trust, or to protect the security of this Deed of Trust or Beneficiary from incurring liability in connection with any Hazardous Substance Claim. Trustor shall pay Beneficiary’s reasonable attorneys’ fees incurred in connection with any such proceeding. Except to the extent arising from the negligence or willful misconduct of Beneficiary and its

Purchase Agreement

Exhibit I – Form of Deed of Trust

agents, employees and contractors, Trustor shall be solely responsible for, and shall indemnify and hold harmless Beneficiary and its directors, officers, employees, agents, successors and assigns from and against, any loss, damage, cost, expense, claim or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge or disposal or presence of Hazardous Substances on or about the Property which first occurs prior to Trustor’s dispossession of the Property pursuant to a foreclosure or deed in lieu of foreclosure, including, without limitation: (i) all reasonably foreseeable consequential damages incurred by Beneficiary; (ii) the costs of any required or necessary repair, cleanup or detoxification of the Property and the preparation and implementation of any closure, remedial or other required plans; and (iii) all reasonable costs and expenses incurred by Beneficiary in connection with clauses (i) and (ii), including, without limitation, reasonable attorneys’ fees.

(c) Trustor shall promptly undertake all necessary remedial work (“Remedial Work”) in response to any Hazardous Substance Claims or the actual or threatened presence or release of any Hazardous Substances on or about the Property. All Remedial Work shall be conducted (i) in a diligent and timely fashion by licensed contractors acting under the supervision of a consulting environmental engineer (if necessary); (ii) pursuant to a detailed written plan for the Remedial Work approved by each agency or person whose approval is legally required or who has a legal or contractual right to such approval; and (iii) only following receipt of any required permits, licenses or approvals. Trustor shall not undertake any Remedial Work or enter into any settlement agreement, consent decree, or other compromise in respect of any Hazardous Substance Claim without Beneficiary’s prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing sentence, Beneficiary’s prior written consent shall not be necessary if the presence of Hazardous Substances on or about the Property either poses an immediate threat to the health or safety of any person or is of such a nature that an immediate remedial response is necessary and it is not reasonably possible to obtain Beneficiary’s consent before taking such action. In any such event, Trustor shall notify Beneficiary as soon as practicable of any action so taken. Trustor shall submit to Beneficiary, promptly upon receipt or preparation, copies of all reports, studies, analyses, correspondence, governmental comments or approvals, proposed removal or other Remedial Work contracts and similar information prepared or received by Trustor in connection with any Remedial Work or Hazardous Substances relating to the Property. Trustor shall pay Beneficiary’s reasonable third party fees and costs incurred in connection with monitoring or review of the Remedial Work.

(d) The obligations of Trustor and the rights of Beneficiary under this Section 7.13 are in addition to and not in substitution of the obligations of Trustor and the rights of Beneficiary under any applicable Environmental Law Law. Beneficiary’s rights and Trustor’s obligations under Section 7.13(c) above shall survive the satisfaction of the obligations owing under the Note, the reconveyance of the lien of this Deed of Trust, foreclosure under this Deed of Trust and Beneficiary’s acceptance of a deed in lieu of such foreclosure.

Purchase Agreement

Exhibit I – Form of Deed of Trust

(e) The term “Environmental Law” means any Governmental Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any Governmental Requirements relating to Toxic Mold, any state super-lien and environmental clean-up statutes, any local law requiring related permits and licenses, any common law relating to mold or fungus at or affecting the Property which is of a type (i) that might pose a significant risk to human health or the environment or (ii) that would materially and adversely impact the value of the Property (“Toxic Mold”) or other Hazardous Substances, and all amendments to and regulations in respect of the foregoing laws. The term “Hazardous Substances” means hazardous, toxic and/or dangerous substances, including, without limitation, (i) Toxic Mold, (ii) asbestos (in any form), (iii) radon, (iv) urea formaldehyde foam insulation, (v) polychlorinated biphenyls (PCBs), (v) petroleum products or byproducts, (vi) any chemical, material, or substance that, because of its quantity, concentration, or physical or chemical characteristics, exposure to which is limited or regulated for health and safety reasons by any governmental authority, or which poses a significant present or potential hazard to human health and safety or to the environment if released into the workplace or the environment, or (vii) any other substances or materials which are included under or regulated by Environmental Laws.

7.14. Contracts. Trustor shall not enter into any contract or agreement affecting the Property or its use, operation, maintenance or management, including, without limitation, any property management agreement, other than in the ordinary course of business on commercially reasonable terms and which cannot be terminated on thirty (30) days written notice without payment of any penalty, charge or fee other than for services actually rendered prior to such termination.

ARTICLE 8-EVENTS OF DEFAULT AND REMEDIES

8.01. Events of Default. The following each shall be an event of default under this Deed of Trust (an “Event of Default”):

(a) an Event of Default under the Note;

(b) a Prohibited Transfer;

(c) any representation in this Deed of Trust is materially substantially incorrect or materially misleading;

(d) Trustor fails to maintain in full force and effect insurance required by Beneficiary under Section 7.02(d) or fails to timely pay taxes or assessments as and when required under this Deed of Trust;

Purchase Agreement

Exhibit I – Form of Deed of Trust

(e) Trustor is in default under any term, covenant or condition of this Deed of Trust not previously described in this Section 8.01, which can be cured by the payment of a sum of money or as to which Beneficiary has advanced funds under this Deed of Trust; or

(f) for ten (10) days after notice from Beneficiary, Trustor is in default under any term, covenant or condition of this Deed of Trust not previously described in this Section 8.01; provided that if (i) it is reasonably certain that the default can be cured by Trustor within that 10 day period and (ii) Trustor has commenced curing that default within that 10 day period and thereafter diligently and expeditiously proceeds to cure that default, then that 10 day period shall be extended for so long as reasonably required by Trustor in the exercise of due diligence to cure that default, up to a maximum of 30 days after the notice to Trustor of the Event of Default.

8.02. Remedies. At any time after an Event of Default:

(a) Beneficiary may declare any or all of the Secured Obligations to be due and payable immediately;

(b) Beneficiary may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property;

(c) Beneficiary, in person, by agent or by court- appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, and may also do any and all other things in connection with those actions that Beneficiary may consider necessary and appropriate to protect the security of this Deed of Trust. Such other things may include: taking and possessing all of Trustor’s or the then owner’s books and records; entering into, enforcing, modifying, or canceling leases on such terms and conditions as Beneficiary may consider proper; obtaining and evicting tenants; fixing or modifying rents; collecting and receiving any payment of money owing to Trustor; completing any unfinished construction; and/or contracting for and making repairs and alterations. If Beneficiary so requests, Trustor will assemble all of the Property that has been removed from the Land and make all of it available to Beneficiary at the site of the Land. TRUSTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS BENEFICIARY AS TRUSTOR’S ATTORNEY-IN-FACT TO PERFORM SUCH ACTS AND EXECUTE SUCH DOCUMENTS AS BENEFICIARY CONSIDERS APPROPRIATE IN CONNECTION WITH TAKING THESE MEASURES, INCLUDING ENDORSEMENT OF TRUSTOR’S NAME ON ANY INSTRUMENTS. Regardless of any provision of this Deed of Trust, Beneficiary shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any obligation of Trustor to Beneficiary, unless Beneficiary has given express written notice of its election of that remedy in accordance with the UCC;

(d) Beneficiary may cure any breach or default of Trustor, and if it chooses to do so in connection with any such cure, Beneficiary may enter the Property

Purchase Agreement

Exhibit I – Form of Deed of Trust

and/or do any and all other things which it considers necessary or appropriate to protect the security of this Deed of Trust. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Trustee or Beneficiary under this Deed of Trust; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Beneficiary’s judgment is or may be senior in priority to this Deed of Trust, such judgment Beneficiary to be conclusive as among the parties to this Deed of Trust; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under the Note or this Deed of Trust; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Beneficiary. Beneficiary may take any of the actions permitted under this Section 8.02 either with or without giving notice to any person. Notwithstanding the foregoing, in no event will Beneficiary have any obligation to take any of the actions set forth in this subsection (d);

(e) Beneficiary may exercise any or all of the remedies granted to a secured party under the UCC;

(f) Beneficiary may bring an action in any court of competent jurisdiction to foreclose this Deed of Trust or to obtain specific enforcement of any of the covenants or agreements of this Deed of Trust;

(g) Under the power of sale granted under this Deed of Trust (the “Power of Sale”), Beneficiary has the discretionary right to cause some or all of the Property, including the Personalty, to be sold or otherwise disposed of in any combination and in any manner permitted by Applicable Law:

(i) For purposes of the Power of Sale, Beneficiary may elect to treat as Personalty any Property which is intangible or which can be severed from the Land or Improvements without causing structural damage. If it chooses to do so, Beneficiary may dispose of any Personalty separately from the sale of real property, in any manner permitted by Division 9 of the UCC, including any public or private sale, or in any manner permitted by any other applicable law. Any proceeds of any such disposition shall not cure any Event of Default or reinstate any Secured Obligation for purposes of Section 2924c of the California Civil Code; and

(ii) Beneficiary may choose to dispose of some or all of the Property which consists solely of real property in any manner then permitted by applicable law, including, without limitation by trustee’s sale. In its discretion, Beneficiary may also or alternatively choose to dispose of some or all of the Property, in any combination consisting of both real and personal property, together in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by the UCC. Trustor agrees that such a sale of Personalty together with real property constitutes a commercially reasonable sale of the personal property. For purposes of the Power of Sale, a trustee’s sale of real property alone, or a trustee’s sale of both real and personal property together in accordance with the UCC, will sometimes be referred to as a “Non-Judicial Foreclosure

Purchase Agreement

Exhibit I – Form of Deed of Trust

Sale.” Before any Non-Judicial Foreclosure Sale, Beneficiary or Trustee must give such notice of default and election to sell as may then be required by law. When all time periods then legally mandated have expired, and after such notice of sale as may then be legally required has been given, Trustee must sell the property being sold at a public auction to be held at the time and place specified in the notice of sale. Neither Trustee nor Beneficiary have any obligation to make demand on Trustor before any Non-Judicial Foreclosure Sale. From time to time in accordance with then applicable law, Trustee may, and in any event at Beneficiary’s request must, postpone any Non-Judicial Foreclosure Sale by public announcement at the time and place noticed for that sale. At any Non-Judicial Foreclosure Sale, Trustee must sell to the highest bidder at public auction for cash in lawful money of the United States. In accordance with applicable law, Trustee shall execute and deliver to the purchaser(s) at any Non-Judicial Foreclosure Sale a deed or deeds conveying the property being sold without any covenant or warranty whatsoever, express or implied. The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Non-Judicial Foreclosure Sale, are conclusive proof of their truthfulness. Any such deed shall be conclusive against all persons as to the facts recited in it; and

(h) If the Property consists of more than one lot, parcel or item of property, Beneficiary may: (i) designate the order in which the lots, parcels and/or items shall be sold or disposed of or offered for sale or disposition; and (ii) elect to dispose of the lots, parcels and/or items through a single consolidated sale or disposition to be held or made under the Power of Sale (including, without limitation by means of a Non-Judicial Foreclosure), or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Beneficiary may deem to be in its best interests (any such sale or disposition, a “Foreclosure Sale;” any two or more, “Foreclosure Sales”). If it chooses to have more than one Foreclosure Sale, Beneficiary at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as it may deem to be in its best interests. No Non-Judicial Foreclosure Sale will terminate or affect the liens of this Deed of Trust on any part of the Property which has not been sold, until all of the Secured Obligations have been paid in full.

8.03. Credit Bids. At any Foreclosure Sale, any person, including Trustor, Trustee or Beneficiary, may bid for and acquire the Property or any part of it to the extent permitted by then applicable law. Instead of paying cash, Beneficiary may settle for the purchase price by crediting the sales price of the property against the following obligations:

(a) First, the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Trustor is obligated to reimburse Trustee or Beneficiary; and

(b) Second, all other Secured Obligations in any order and proportions as Beneficiary may choose.

Purchase Agreement

Exhibit I – Form of Deed of Trust

8.04. Application of Foreclosure Sale Proceeds. Trustee and Beneficiary shall apply the proceeds of any Foreclosure Sale in the following manner:

(a) First, to pay the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Trustor is obligated to reimburse Trustee or Beneficiary;

(b) Second, to pay the portion of the Secured Obligations attributable to any sums expended or advanced by Trustee or Beneficiary under the terms of this Deed of Trust which then remain unpaid;

(c) Third, to pay all other Secured Obligations in any order and proportions as Beneficiary may choose; and

(d) Fourth, to remit the remainder, if any, to the person or persons entitled to it.

8.05. Application of Rents and Other Sums. Beneficiary must apply any and all Rents collected by it pursuant to the assignment provided in Article 2 of this Deed of Trust, and any and all other sums, other than the proceeds of a Foreclosure Sale, received or collected by Beneficiary, in the following manner:

(a) First, to pay the portion of the Secured Obligations attributable to the costs and expenses of collection of such sums incurred by Trustee, Beneficiary, or any receiver appointed in accordance with this Deed of Trust;

(b) Second, to pay any and all Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose, and any and all expenses incident to the Property as provided in Section 2.05, and in such order and proportions as Beneficiary in its sole discretion may choose; and

(c) Third, to remit the remainder, if any, to the person or persons entitled thereto.

8.06. No Liability for Funds Not Received. Trustee and Beneficiary have no liability for any funds not actually received by them.

ARTICLE 9-NOTICES

9.01. Notices. Any notice, consent or approval required or permitted to be given under this Note shall be in writing and shall be deemed to have been given upon (i) personal delivery, (ii) confirmed telecopy delivery on a business day between the hours of 8:00 a.m. and 5:00 p.m., the recipient’s time, otherwise, the next business day, (ii) the next business day after being deposited with Federal Express, DHL Worldwide Express or another reliable overnight courier service, or (iii) two (2) business days after being deposited in the United States mail, registered or certified mail, postage prepaid, return receipt required, and addressed as indicated below, or such other address as either party may from time to time specify in writing to the other.

Purchase Agreement

Exhibit I – Form of Deed of Trust

If to Trustor:	If to Beneficiary:

521 East 11th St. LLC
1250 Fairfax LLC	Rancon Realty Fund V
606 S. Olive Street, Suite 1026	400 South El Camino, 11th Floor
Los Angeles, CA 90014	San Mateo, CA 94402-1708
Attention: Robert Hanasab	Attention: Alan Shapiro
Fax No.: (213) 683-8200	Fax No. (650) 343-9690

with a copy to:	with a copy to:

521 East 11th St. LLC
1250 Fairfax LLC	Glenborough LLC
606 S. Olive Street, Suite 1026	400 South El Camino Real, 11th Floor,
Los Angeles, CA 90014	San Mateo, CA 94402-1708
Attention: Robert Hanasab	Attention: G. Lee Burns, Jr.
Fax No.: (213) 683-8200	Fax No. (650) 343-9690

If to Trustee:

at the address in the preamble to this Deed of Trust

ARTICLE 10-REQUEST FOR NOTICE

Trustor requests that a copy of any notice of default and any notice of sale be mailed to it at the address specified adjacent to its signature below.

ARTICLE 11-TRUSTEE AND BENEFICIARY

11.01. Authority of Beneficiary. Without affecting the personal liability of any Person, including Trustor, for the payment of the Secured Obligations or the lien of this Deed of Trust on the remainder of the Property for the unpaid amount of the Secured Obligations, Trustee may perform any of the following acts when requested to do so by Beneficiary or a Secured Party in writing: (a) consent to the making of any plat or map of the Property or any part of it; (b) join in granting any easement or creating any restriction affecting the Property; (c) join in any subordination or other agreement affecting this Deed of Trust or the lien of it; or (d) reconvey the Property or any part of it without any warranty.

11.02. Exculpation of Trustee and Beneficiary. Neither Beneficiary nor Trustee will be directly or indirectly liable to Trustor or any other person as a consequence of any of the following: (a) the exercise of or failure to exercise any rights, remedies or powers granted to it in this Deed of Trust; (b) any failure or refusal to perform or discharge any

Purchase Agreement

Exhibit I – Form of Deed of Trust

obligation or liability of Trustor under any agreement related to the Property or under this Deed of Trust; or (c) any loss sustained by Trustor or any third party resulting from any failure to lease the Property or from any other act or omission in managing the Property after an Event of Default, unless the loss is caused by the willful misconduct and bad faith of Beneficiary or Trustee, respectively. TRUSTOR HEREBY EXPRESSLY WAIVES AND RELEASES ALL LIABILITY OF THE TYPES DESCRIBED ABOVE, AND AGREES THAT NO SUCH LIABILITY BE ASSERTED AGAINST OR IMPOSED UPON TRUSTEE OR BENEFICIARY.

11.03. Substitution of Trustee. Beneficiary may substitute a successor to any Trustee named in or acting under this Deed of Trust in any manner now or later to be provided at Applicable Law.

ARTICLE 12-RECONVEYANCE

12.01. Reconveyance. When all Secured Obligations have been paid in full and there are no further obligations under the Note or this Deed of Trust, Trustee shall execute and deliver an instrument reconveying the Property, or so much of it as is then held under this Deed of Trust, without warranty to the person or persons legally entitled to it. In the reconveyance, the grantee may be described as “the person or persons legally entitled thereto,” and the recitals of any matters or facts shall be conclusive proof of their truthfulness. Trustee and Beneficiary will have no duty to determine the rights of persons claiming to be rightful grantees of any reconveyance of the Property.

ARTICLE 13-MISCELLANEOUS

13.01. Entire Agreement. This Deed of Trust and the Note (and the documents referenced therein) collectively: (i) represent the sum of the understandings and agreements between Beneficiary and Trustor concerning the Loan; (ii) replace any prior oral or written agreements between Beneficiary and Trustor concerning the Loan; and (iii) are intended by Beneficiary and Trustor as the final, complete and exclusive statement of the terms agreed to by them for the extension of credit and repayment thereof.

13.02. Other Acts. Trustor shall cooperate with Beneficiary for the purposes of, and perform all acts which may be necessary or advisable to perfect any lien provided for in this Deed of Trust or to carry out the intent of this Deed of Trust. Promptly (but in no event more than ten days) after request by Beneficiary, Trustor will execute, acknowledge and deliver any document which Beneficiary deems necessary or advisable for these purposes, and will, on demand, pay any expenses incurred by Beneficiary in the preparation, execution and filing of any such documents.

13.03. No Waiver or Cure. Each waiver by Trustee or Beneficiary must be in writing, and no waiver is to be construed as a continuing waiver. No waiver is to be implied from any delay or failure by Trustee or Beneficiary to take action on account of any default of Trustor. Consent by Trustee or Beneficiary to any act or omission by Trustor must not be

Purchase Agreement

Exhibit I – Form of Deed of Trust

construed as a consent to any other or subsequent act or omission or to waive the requirement for Trustee’s or Beneficiary’s consent to be obtained in any future or other instance. The exercise by Trustee or Beneficiary of any right or remedy under this Deed of Trust or the Note or under Applicable Law, shall not: cure or waive a breach, Event of Default or notice of default under this Deed of Trust or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Note or Deed of Trust have been cured); or impair the security of this Deed of Trust; or prejudice Trustee, Beneficiary or any receiver appointed in accordance with this Deed of Trust, in the exercise of any right or remedy afforded any of them under this Deed of Trust; or be construed as an affirmation by Beneficiary of any tenancy, lease or option, or a subordination of the lien of this Deed of Trust.

13.04. Merger. No merger shall occur as a result of Beneficiary’s acquiring any other estate in or any other lien on the Property.

13.05. Waiver of Marshalling. Trustor waives all rights, legal and equitable, it may now or hereafter have to require marshalling of assets or to require upon foreclosure the sale of assets in a particular order, including any rights provided by California Civil Code Sections 2899 and 3433, as those sections may be amended from time to time. Each successor and assign of Trustor, including any holder of a lien subordinate to this Deed of Trust, by acceptance of its interest or lien agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

13.06. Waiver of Certain Other Laws. To the full extent Trustor may do so, Trustor agrees that Trustor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for appraisement, valuation, stay, extension or redemption, and Trustor, for Trustor, and its representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, or notice of election to mature or declare due the whole of the Secured Obligations in the event of foreclosure of the lien created by this Deed of Trust.

13.07. Joint and Several Obligations. If Trustor consists of more than one Person, each Trustor (a) acknowledges and undertakes, together with the other Trustors, joint and several liability for the indebtedness, liabilities and obligations of Trustor under this Deed of Trust; (b) acknowledges that this Deed of Trust is the independent and several obligation of each Trustor and may be enforced against each Trustor separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Trustor; and (c) agrees that its liability hereunder and under any other Secured Obligation Document shall be absolute, unconditional, continuing and irrevocable. TRUSTOR EXPRESSLY WAIVES ANY REQUIREMENT THAT BENEFICIARY EXHAUST ANY RIGHT, POWER OR REMEDY AND PROCEED AGAINST THE OTHER TRUSTORS UNDER THIS DEED OF TRUST, OR AGAINST ANY OTHER PERSON UNDER ANY GUARANTY OF, OR SECURITY FOR, ANY OF THE SECURED OBLIGATIONS.

Purchase Agreement

Exhibit I – Form of Deed of Trust

13.08. Authority to Bind Trustor. If Trustor is comprised of multiple persons, any person comprising Trustor is hereby authorized to bind all parties comprising Trustor.

13.09. Binding Effect; Successors and Assigns. This Deed of Trust shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns; provided, that Trustor shall not assign its rights or obligations hereunder without the Beneficiary’s consent. Beneficiary may transfer all or any portion of its rights under the Note or this Deed of Trust to any other person. Beneficiary may disclose to any actual or proposed transferee any information that Trustor has delivered to Beneficiary in connection with the negotiation of this Deed of Trust or pursuant to the Note; and Trustor shall cooperate fully with Beneficiary in providing that information to any actual or proposed transferee.

13.10. Rights and Remedies Cumulative. All rights and remedies under this Deed of Trust and the Note are cumulative, and the exercise of any one or more of them does not constitute an election of remedies.

13.11. Severability. Any provision of this Deed of Trust which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Deed of Trust or affecting the validity or enforceability of that provision in any other jurisdiction; except that if such provision relates to the payment of any monetary sum, then Beneficiary may, at its option, declare all Secured Obligations immediately due and payable.

13.12. Amendments in Writing. This Deed of Trust may not be amended, changed, modified, altered or terminated without the prior written consent of Beneficiary.

13.13. Governing Law. This Deed of Trust shall be governed and interpreted by applying the laws of the State of California without regard or reference to its conflict of laws principles.

13.14. Counterpart Execution. This Deed of Trust may be executed in counterparts, each of which will be an original and all of which together are deemed one and the same instrument.

13.15. Necessary Action. Beneficiary is authorized to execute any other documents or take any other actions necessary to effectuate this Deed of Trust and the consummation of the transactions contemplated herein.

13.16. Time of the Essence. Time is of the essence of this Deed of Trust.

13.17. No Construction Against Drafter. Each party has participated in negotiating and drafting this Deed of Trust, so if an ambiguity or a question of intent or interpretation arises, this Deed of Trust is to be construed as if the parties had drafted it jointly, as opposed to being construed against a party because it was responsible for drafting one or more provisions of this Deed of Trust.

Purchase Agreement

Exhibit I – Form of Deed of Trust

Trustor is signing and delivering this Deed of Trust effective as of the day and year first written above.

TRUSTOR:

a

By:	, a

, its

By:
Name:
Title:

Purchase Agreement

Exhibit I – Form of Deed of Trust

STATE OF CALIFORNIA	)
) ss
COUNTY OF	)

On             , 20    , before me,                                         , a notary public, personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

EXHIBIT A

Legal Description of Real Estate

Purchase Agreement

Exhibit A – Legal Description of Real Estate

EXHIBIT J

LETTER OF CREDIT REQUIREMENTS

1. The issuing bank (“Issuing Bank”) shall be a nationally recognized commercial bank, reasonably acceptable to Seller, with its principal place of business located in the United States and with an office for presentation of sight drafts in San Francisco, California;

2. The Issuing Bank shall be in a financial condition reasonably acceptable to Seller;

3. The Letter of Credit shall be an unconditional and irrevocable standby letter of credit;

4. Seller shall have the right to draw down an amount up to the face amount of the Letter of Credit upon presentation to the Issuing Bank of a copy of the Promissory Note and Seller’s written statement that:

“An Event of Default has occurred under that certain Promissory Note attached to this sight draft and [Seller] is entitled to draw on this letter of credit”; or

“[Buyer] has failed to deliver timely a renewal letter of credit as provided in the Purchase Agreement dated as of February 13, 2013, by and between [Seller] and [Buyer]”; or

5. The Letter of Credit shall be honored by the Issuing Bank, at sight, without inquiry as to the accuracy of Seller’s written statement and regardless of whether Buyer disputes the content of such statement; however, Seller shall not issue such a statement if it is not true; and

6. The Letter of Credit shall have an initial term of not less than one (1) year and shall be automatically extended for periods of at least one (1) year from its present and each future expiration date, unless at least sixty (60) days prior to the relevant expiration date, the Issuing Bank notifies Seller, by certified mail return receipt requested, that Issuing Bank elects not to extend the Letter of Credit for any additional period.

Purchase Agreement

Exhibit J – Letter of Credit Requirements

ADDENDUM I

DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings set forth below:

1. Actual Knowledge of Buyer (or Buyer’s Actual Knowledge.) The knowledge of any Responsible Individual of Buyer, without duty of inquiry; provided that so qualifying Buyer’s knowledge shall in no event give rise to any personal liability on the part of the Responsible Individual, on account of any breach of any representation and warranty of Buyer herein. Actual Knowledge shall not include constructive knowledge, imputed knowledge, or knowledge Buyer or such Responsible Party do not have but could have obtained through further investigation or inquiry.

2. Actual Knowledge of Seller (or Seller’s Actual Knowledge.) The knowledge of any Responsible Individual of Seller, without duty of inquiry; provided that so qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of the Responsible Individual, on account of any breach of any representation and warranty of Seller herein. Actual Knowledge shall not include constructive knowledge, imputed knowledge, or knowledge Seller or such Responsible Party do not have but could have obtained through further investigation or inquiry

3. Additional Rents. All amounts, other than Fixed Rents, due from any Tenant under any Lease, including without limitation, percentage rents, escalation charges for real estate taxes, parking charges, marketing fund charges, reimbursement of operating expenses or common area expenses, maintenance escalation rents or charges, cost of living increases or other charges of a similar nature, if any, and any additional charges and expenses payable under any Lease.

4. Affiliate. Any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another Person. An affiliate of a Person includes any officer, director, managing member, member or general partner, and any record or beneficial owner of more than 10% of any class of ownership interests in such Person.

5. Agreement. This Agreement between Seller and Buyer, including all Addenda, Schedules and Exhibits attached hereto, all of which are incorporated herein by reference.

6. Approval Date. 6:00 P.M. Pacific Time on the end of the Due Diligence Period.

7. Assignment of Contracts. An Assignment and Assumption of Service Contracts, Guaranties and Warranties and Other Intangible Property in the form of Exhibit D attached hereto.

Purchase Agreement

Addendum I - Definitions

8. Assignment of Leases. An Assignment and Assumption of Leases in the form attached to this Agreement as Exhibit B.

9. Bill of Sale. A Bill of Sale in the form attached to this Agreement as Exhibit C.

10. Business Day. Any day other than a Saturday, Sunday, or other day on which Bank of America, N.A., located in San Francisco, California, is closed for business.

11. Buyer. 521 East 11th St. LLC, a California limited liability company, and 1250 Fairfax LLC, a California limited liability company.

12. Buyer’s Conditions Precedent. Conditions precedent to Buyer’s obligation to consummate this transaction, as set forth in the Section entitled “Conditions to Closing.”

13. Cash. Immediately available funds to be paid by Buyer at the Closing, as provided in the Section entitled “Consideration”.

14. Closing. The delivery of the Deed and the other documents required to be delivered hereunder and the payment of the Consideration.

15. Closing Date. March 1, 2013.

16. Consideration. The total consideration to be paid by Buyer to Seller as described in the Section entitled “Consideration.”

17. Contracts. The service contracts, construction contracts for work in progress, any warranties thereunder, management contracts, unrecorded reciprocal easement agreements, operating agreements, maintenance agreements, franchise agreements and other similar agreements relating to the Property.

18. Creditors’ Rights Laws. All bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, as well as general equitable principles whether or not the enforcement thereof is considered to be a proceeding at law or in equity.

19. Deed. A grant deed in the form in the form attached to this Agreement as Exhibit A.

20. Due Diligence Materials. The materials described in Schedule 1 to this Agreement.

21. Due Diligence Period. A period of time commencing on the Effective Date and ending at 6:00 p.m., California time, on February 20, 2013.

22. Effective Date. The date set forth in the preamble to this Agreement.

Purchase Agreement

Addendum I - Definitions

23. Environmental Laws. All federal, state, local or administrative agency ordinances, laws, rules, regulations, orders or requirements relating to Hazardous Materials.

24. Environmental Reports. All environmental reports and investigations relating to the Property which are available to Seller, which are listed on Schedule 4 to this Agreement.

25. Expenses. All operating expenses normal to the operation and maintenance of the Property, including without limitation real property taxes and assessments for the Property; current installments of any improvement bonds or assessments which are a lien on the Property or which are pending and may become a lien on the Property; water, sewer and utility charges; amounts payable under any Contract for any period in which the Closing occurs; but excluding amounts paid to affiliates of Seller; permits, licenses and inspection fees. Expenses shall not include expenses which are of a capital nature.

26. Fixed Rents. The fixed periodic payments under any Lease.

27. General Intangibles. All general intangibles relating to design, development, operation, management and use of the Real Property; all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations, licenses and consents obtained from any governmental authority or other person in connection with the development, use, operation or management of the Real Property; all engineering reports, architectural drawings, plans and specifications relating to all or any portion of the Real Property, and all payment and performance bonds or warranties or guarantees relating to the Real Property; and all of Seller’s right, title and interest in and to any and all of the following to the extent assignable: trademarks, service marks, logos or other source and business identifiers, trademark registration and applications for registration used at or relating to the Real Property and any written agreement granting to Seller any right to use any trademark or trademark registration at or in connection with the Real Property.

28. Hazardous Materials. Hazardous or toxic materials, substances or wastes, or other materials injurious to human health or the environment.

29. Improvements. All buildings, parking lots, parking garages, signs, walks and walkways, fixtures and equipment and all other improvements located at or on or affixed to the Land to the full extent that such items are owned by Seller and constitute realty under the laws of the state in which the Land is located.

30. Earnest Money Deposit. The earnest money deposit(s) paid by Buyer pursuant to the Section entitled “Consideration”, in the amount(s) of $250,000.

31. Land. The land described in Schedule 2 to this Agreement, together with all appurtenances thereto, including without limitation easements and mineral and water rights.

Purchase Agreement

Addendum I - Definitions

32. Laws. All Environmental Laws, zoning and land use laws, and other local, state and federal laws and regulations applicable to the Property.

33. Leases. The leases listed in the Rent Roll, together with any leases executed between the Effective Date and the Closing Date.

34. Lease Rights. All of Seller’s right, title and interest in and to the Leases and any and all guarantees of the Leases.

35. Major Loss is defined as any damage or destruction to, or condemnation of, any Real Property as to which the cost to repair, or the value of the portion taken, as the case may be, exceeds $250,000.

36. Material Damage. Damage in excess of one percent (1%) of the Consideration suffered by Buyer as a result of any inaccuracy or breach of any representation or warranty or covenant (on a cumulative basis and not per occurrence) by Seller hereunder.

37. Minor Loss is defined as any such damage, destruction or condemnation that is not a Major Loss.

38. Permitted Exceptions. The Leases and the exceptions to title approved by Buyer during the Due Diligence Period, pursuant to the title review procedure set forth in the Agreement.

39. Person. An individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture or governmental authority.

40. Personal Property. All of Seller’s right, title and interest in and to the personal property and any interest therein owned by Seller or held directly for the benefit of Seller, if any, located on the Real Property and used in the operation or maintenance of the Real Property.

41. Property. The Real Property, the Leases, the Personal Property, the General Intangibles, and the Contracts.

42. Real Property. The Land and Improvements.

43. Rent Roll. The list of each of the Leases as of the date of this Agreement, attached to this Agreement as Schedule 5 setting forth for each Lease.

44. Rents. The fixed periodic rental payments under any Lease.

45. Required Tenants. All Tenants.

Purchase Agreement

Addendum I - Definitions

46. Responsible Individuals. With respect to Buyer: Robert Hanasab; and with respect to Seller: Alan Shapiro.

47. Seller. Rancon Realty Fund V, a California limited partnership.

48. Seller Certificate. The Seller estoppels described in Section 8, if any, in the form attached to this Agreement as Exhibit G.

49. Seller’s Conditions Precedent. Conditions precedent to Seller’s obligation to consummate this transaction, as set forth in the Section entitled “Conditions to Closing.

50. Service Contracts. All Contracts involving ongoing services and periodic payment therefor, as distinguished from franchise agreements, easements, guarantees, warranties and the like.

51. Tenant(s). Each and all tenants as listed on the Rent Roll.

52. Tenant Estoppel Certificates. Tenant estoppel certificates in the form attached to this Agreement as Exhibit F (or on such other form as may be prescribed in any Tenant Lease), to be provided by Seller as provided in the Section entitled “Tenant Estoppel Certificates.”

53. Title Company. First American Title Insurance Company, whose address is: 1737 North First Street, Suite 500, San Jose, CA 95112, Attention: Liz Zankich Hahn, (408) 451-7989 (direct), (408) 451-7928 (Fax), email: lzankich@firstam.com.

54. Title Policy. An owner’s ALTA standard coverage title policy, issued by Title Company in the amount of the Consideration, showing title vested in Buyer subject only to the Permitted Exceptions.

Purchase Agreement

Addendum I - Definitions

ADDENDUM II

SELLER’S REPRESENTATIONS AND WARRANTIES

Seller hereby represents and warrants to Buyer as follows:

A.	Organization and Authorization

1. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of California, and is qualified to do business in the state of where the Property is located.

2. Seller has full power and authority to execute and deliver this Agreement and to perform all of the terms and conditions hereof to be performed by Seller and to consummate the transactions contemplated hereby. This Agreement and all documents executed by Seller which are to be delivered to Buyer at Closing have been duly executed and delivered by Seller and are or at the time of Closing will be the legal, valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms, except as the enforcement thereof may be limited by applicable Creditors’ Rights Laws. Seller is not presently subject to any bankruptcy, insolvency, reorganization, moratorium, or similar proceeding.

3. The individuals and entities executing this Agreement and the instruments referenced herein on behalf of Seller and its constituent entities, if any, have the legal power, right and actual authority to bind Seller to the terms and conditions hereof and thereof.

B.	Title Matters

1. Possession; No Transfers. There are no adverse or other parties in possession of the Property, or any part thereof, with the consent of Seller except Seller and Tenants. Seller has not granted to any Person any license, easement, lease, or other right relating to the use or possession of the Property or any part thereof, except Tenants or the matters shown of record.

C.	Property Condition, Use and Compliance

1. Compliance with Laws. Except as set forth on Schedule 6 to this Agreement, to Seller’s Actual Knowledge, the use or operation of the Property is not in violation of any applicable Laws and Seller has received no written notice of any violation of any applicable Laws.

2. No Regulatory Proceedings. Except as set forth on Schedule 6 to this Agreement to Seller’s Actual Knowledge, (i) no condemnation, environmental, zoning or other land-use regulation proceedings that have been instituted, or are planned to be instituted, which directly identify any of the Property, (ii) there are no special assessment proceedings affecting any of the Property, and (iii) Seller has not received any written notices of any such proceedings. Seller shall notify Buyer promptly of any such proceedings of which any Seller has Actual Knowledge prior to Closing.

Purchase Agreement

Addendum II – Seller’s Representations and Warranties

D.	The Leases

1. Rent Roll. The Rent Roll attached hereto completely and accurately reflects the material terms and conditions of the Leases in all material respects as of its date. Except as disclosed on the Rent Roll, to the Actual Knowledge of Seller, there are no other Tenants at the Property with Seller’s consent, and no Rents under any Lease has been collected in advance of the current month. The Rent Roll shall be updated at the Closing to reflect any changes which occur after the Effective Date.

2. Security Deposits. The Rent Roll sets forth all cash security deposits held by Seller or its immediate predecessor in interest as to the Property. Seller has not received from any Tenant or any other party written notice of any claim (other than for customary refund at the expiration of a Lease) to all or any part of any security deposit, except as set forth on the Rent Roll and/or the Tenant Estoppel Certificates.

3. Leases. The copies of the Leases provided or made available by Seller to Buyer are true, complete and correct copies of the actual Leases, including all addenda and amendments thereto.

E.	Other Matters

1. No Litigation. Except as set forth on Schedule 6 to this Agreement there is no litigation pending or, to Seller’s Actual Knowledge, threatened: (i) against Seller that arises out of the ownership of the Property or that might materially and detrimentally affect the value or the use or operation of any of the Property for its intended purpose or the ability of such Seller to perform its obligations under this Agreement; or (ii) by Seller against any Tenant. Seller shall notify Buyer promptly of any such litigation of which Seller becomes aware before Closing.

2. No Contracts for Improvements. Except as set forth on Schedule 6 to this Agreement and in connection with any new leases executed after the Effective Date and prior to Closing, at the time of Closing there will be no outstanding written or oral contracts made by a Seller for any improvements to the Property which have not been fully paid for and Seller shall cause to be discharged all mechanics and materialmen’s liens arising from any labor or materials furnished to the Property prior to the time of Closing.

3. Exhibits and Schedules. The Schedules attached hereto, as provided by or on behalf of Seller, completely and correctly present in all material respects the information required by this Agreement to be set forth therein, provided, however, that as set forth in more detail in the Agreement, Seller makes no representation or warranty as to the completeness or accuracy of any materials contained in the Schedules that have been prepared by third parties unrelated to Seller.

4. Seller Not a Foreign Person. Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

Purchase Agreement

Addendum II – Seller’s Representations and Warranties

F.	Miscellaneous

1. Timeliness of Representations and Warranties. All representations and warranties set forth herein shall be deemed to be given as of the Effective Date and the Closing Date unless Seller otherwise notifies Buyer in writing prior to the Closing.

2. Materiality Limitation. Buyer shall not be entitled to any right or remedy for any inaccuracy in or breach of any representation, warranty or covenant under this Agreement or any conveyance document unless the amount of damages proximately caused thereby exceeds the amount of Material Damage.

3. Continuation and Survival of Representations and Warranties, Etc. All representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement are intended to and shall remain true and correct as of the time of Closing, shall be deemed to be material, and, together with all conditions, covenants and indemnities made by the respective parties contained herein or made in writing pursuant to this Agreement (except as otherwise expressly limited or expanded by the terms of this Agreement), shall survive the execution and delivery of this Agreement and shall survive the Closing for a period of nine (9) months after the Closing, or, to the extent the context requires, beyond any termination of this Agreement for a period of nine (9) months. Any claim for breach of a representation and warranty given hereunder must be filed and served within this nine (9) month period, or be deemed waived and released.

Purchase Agreement

Addendum II – Seller’s Representations and Warranties

SCHEDULE 1

DUE DILIGENCE MATERIALS

Certificates

•	Certificate of Occupancy

•	Elevator Permit

CAM Recovery

•	Billing Report – 2011

•	Calc Schedule – 2011

•	Cost Detail – 2011

•	Cost Summary – 2011

•	Recovery Computation – 2011

Financial Statements

•	Accounts Receivable as of January 31, 2013

•	Operating Statements for CY2010, CY2011, CY2012, YTD Oct 31, 2012

Floor Plans

•	Floor Plans

Leases

•	Alliant Insurance Services, Inc., Office Space Lease, dated August 29, 2008

•	Addendum to Lease, dated August 29, 2008

•	Guaranty of Lease dated August 29, 2008

•	Comdata Network, Inc., Lease, dated February 7, 2007

•	Addendum to Lease, dated February 7, 2007

•	First Amendment to Lease, dated October 3, 2011

•	Rogers, Anderson, Malody & Scott LLP, Office Lease, dated June 16, 2011

•	San Bernardino County Safety Employees Benefit Association, Lease dated September 29, 2006

•	Addendum to Lease, dated September 29, 2006

•	First Amendment to Lease, dated July 19, 2007

•	Stockwell, Harris, Widom, Woolverton & Muehl, Lease, dated March 15, 2005

•	Addendum to Lease, dated March 15, 2005

•	First Amendment to Lease, dated March 18, 2005

•	Second Amendment to Lease, dated September 18, 2007

•	Third Amendment to Lease, dated August 6, 2009

•	Walgreen Co., Lease, dated July 13, 2005

•	Addendum to Lease, dated July 19, 2005

Purchase Agreement

Schedule 1 – Due Diligence Materials

Environmental

•	Environmental Site Assessment, Selected Properties, Tri-City Corporate Centre, East Hospitality Lane, San Bernardino, CA., prepared by Millennium Consulting Associates, dated May 30, 2005

•	Closure and Post-Closure Maintenance Plan for a Portion of the Inactive Waterman Landfill, San Bernardino, CA, prepared by SCS Engineers, dated July 1995

•	Phase I Site Assessment, Tri City Corporate Centre, Carnegie Business Center II, 720-732 E Carnegie Drive, San Bernardino, CA, prepared by Pacific Southwest Group, dated February 12, 2003

Property Tax Bill

•	San Bernardino County 2012-2013

Rent Roll

•	Rent Rolls dated December 5, 2012 and January 31, 2013

Inspection Reports

•	CentiMark Roof Report dated May 19, 2009

•	Mitsubishi Prelim Orders dated July 29, 2012

•	5 Year Sprinkler Test prepared by Simplex Grinnell, dated November 7, 2012

•	Elevator Service prepared by Mitsubishi, dated July 20, 2012

•	Fire Inspection Report prepared by Simplex Grinnell, dated July 21, 2012

•	Qtr. Sprinkler Reports dated April 21, 2012, July 21, 2012, October 12, 2012

Utility Bills

Vendor Contracts

•	ABM Engineering Contract (Engineer)

•	Firstline Security Systems, Inc. (Security Systems)

•	Mitsubishi Contract & Amendment (Elevator Service)

•	Simplex Contract & Work Order (Fire & Life Safety)

•	Universal Building Maintenance Contract (Janitorial)

•	ValleyCrest Contract and Amendment (Landscaping)

Purchase Agreement

Schedule 1 – Due Diligence Materials

SCHEDULE 2

DESCRIPTION OF LAND

Purchase Agreement

Schedule 2 – Description of Land

SCHEDULE 3

ASSUMED SERVICE CONTRACTS

NONE

Purchase Agreement

Schedule 3 – Assumed Service Contracts

SCHEDULE 4

ENVIRONMENTAL REPORTS

Environmental Site Assessment, Selected Properties, Tri-City Corporate Centre, East Hospitality Lane, San Bernardino, CA., prepared by Millennium Consulting Associates, dated May 30, 2005

Selected Addresses include:

One Vanderbilt (Office) – 301 E Vanderbilt Way

TGIF – 390 E Hospitality Lane

Service Retail – 420-424 E Hospitality Lane

Mimi’s – 395 E Hospitality Lane

LaZBoy – 495 E Hospitality Lane

Starbucks/Togo’s – 525 E Hospitality Lane

Circuit City – 555 E Hospitality Lane

Banner Bedding – 575 E Hospitality Lane

Pets Mart – 595 E Hospitality Lane

CompUSA – 625 E Hospitality Lane

Citi Financial and Dry Cleaners – 645 E Hospitality Lane

Panda Express – 745 W Hospitality Lane

Outback Steakhouse – 620 E Hospitality Lane

Pat & Oscars – 690 E Hospitality Lane

Bally’s – 784 E Hospitality Lane

Lakeside Tower – 650 E Hospitality Lane

One Carnegie Plaza – 625 E Carnegie Drive

Carnegie Business Center II – 720 E Carnegie Drive

Closure and Post-Closure Maintenance Plan for a Portion of the Inactive Waterman Landfill, San Bernardino, CA, prepared by SCS Engineers, dated July 1995

Phase I Site Assessment, Tri City Corporate Centre, Carnegie Business Center II, 720-732 E Carnegie Drive, San Bernardino, CA, prepared by Pacific Southwest Group, dated February 12, 2003

Purchase Agreement

Schedule 4 – Environmental Reports

SCHEDULE 5

RENT ROLL

Rent Roll Report as of December 5, 2012

View Graph

Three Carnegie Plaza

Current Charges

Base Rent Steps

Tenant Name Lease ID Suite RSF LSF USF Recov. Type ProRata Share Begin Date

Lease Renewal End Date DOC Type Lease Status Suite Status Lease Type Chg Type Charge Start Charge End Charge Amount

Yr Amt per LSF Chg Type Eff Date Charge Amount Yr Amt per LSF Lease Deposit

Three Carnegie Plaza (P3CARNEG/)

Rogers Anderson Malody & Scott LROGEAN01 100

12,867 12,867 11,618 OIN 15.37% 11/01/11 10/31/21 GLB ACT ACT NEW BRE 11/01/12 10/31/13 $20,554.31 $19.17 BRE 11/01/11 $19,943.85 $18.60 $26,729

OPX 15.37% BRF 11/01/12 02/28/13 -$20,554.31 -$19.17 BRF 11/01/11 -$19,943.85 -$18.60

OTX 15.37% F13 11/01/11 10/31/21 $21,181.16 $19.75 BRE 11/01/12 $20,554.31 $19.17

BRF 11/01/12 -$20,554.31 -$19.17

BRE 11/01/13 $21,155.49 $19.73

BRE 11/01/14 $21,788.12 $20.32

BRE 11/01/15 $22,442.19 $20.93

BRE 11/01/16 $23,117.71 $21.56

BRE 11/01/17 $23,814.67 $22.21

BRE 11/01/18 $24,533.08 $22.88

BRE 11/01/19 $25,262.21 $23.56

BRE 11/01/20 $26,023.51 $24.27

Vacant 110 4,835 4,758

San Bernardino County Safety LSAN/BE01 125 5,447 5,447 5,040 OPX 6.51% 02/26/07 02/28/17 GLB ACT ACT NEW BRE 02/26/12 02/25/13 $11,050.49 $24.34 BRE 02/26/07 $9,532.25 $21.00 $12,452

F13 09/01/07 02/28/17 $10,846.30 $23.89 BRE 02/26/08 $9,818.22 $21.63

OPX 01/01/12 02/28/17 $581.71 $1.28 BRE 02/26/09 $10,112.76 $22.28

BRE 02/26/10 $10,416.15 $22.95

BRE 02/26/11 $10,728.63 $23.64

BRE 02/26/12 $11,050.49 $24.34

BRE 02/26/13 $11,382.01 $25.08

BRE 02/26/14 $11,723.47 $25.83

BRE 02/26/15 $12,075.17 $26.60

BRE 02/26/16 $12,437.42 $27.40

Vacant 150 17,626 16,307

Alliant Insurance Services Inc LALLIIN01 200 15,902 16.014 13,959 OPX 19.13% 11/15/08 04/30/14 GLB ACT ACT NEW BRE 11/01/12 10/31/13 $30,640.65 $22.96 BRE 11/15/08 $27,223.80 $20.40 $1,245

OTX 19.13% F13 11/15/08 04/30/14 $25,007.66 $18.74 BRF 12/15/08 -$27,223.80 -$20.40

OPX 01/01/12 04/30/14 $790.26 $0.59 BRF 01/01/09 -$27,223.80 -$20.40

OTX 01/01/12 04/30/14 $140.92 $0.11 BRF 03/01/09 -$27,223.80 -$20.40

BRE 11/01/09 $28,040.51 $21.01

BRE 11/01/10 $28,881.78 $21.64

BRE 11/01/11 $29,748.14 $22.29

BRE 11/01/12 $30,640.65 $22.96

BRE 11/01/13 $31,559.86 $23.65

Citrus Belt University LCITRBE01 230 1,782 1,782 1,564 OPX 2.13% 03/01/11 03/01/11 02/28/13 GLB ACT ACT REN BRE 03/01/11 02/28/13 $2,316.60 $15.60 BRE 03/01/11 $2,316.60 $15.60 $3,515

F13 03/01/11 02/28/13 $2,316.60 $15.60

OPX 01/01/12 02/28/13 $190.33 $1.28

Vacant 240 5,899 5,178

Walgreen Co. LWALGCO01 250 5,595 5,628 4,911 OPX 6.73% 11/22/05 10/31/15 GLB ACT ACT NEW BRE 12/01/12 11/30/13 $11,995.43 $25.58 BRE 11/22/05 $9,567.60 $20.40 $285

F13 02/01/07 10/31/15 $10,982.62 $23.42 BRE 12/01/05 $9,567.60 $20.40

OPX 01/01/12 10/31/15 $995.30 $2.12 BRE 11/01/06 $9,567.60 $20.40

BRE 12/01/06 $9,854.63 $21.01

BRE 12/01/07 $10,150.27 $21.64

BRE 12/01/08 $10,454.77 $22.29

BRE 12/01/09 $10,768.42 $22.96

BRE 12/01/10 $11,306.84 $24.11

BRE 12/01/11 $11,646.05 $24.83

BRE 12/01/12 $11,995.43 $25.58

BRE 12/01/13 $12,355.29 $26.34

BRE 12/01/14 $12,725.95 $27.13

Comdata Network, Inc. LCOMDNE01 260 2,898 2,898 2.544 04/01/12 04/01/12 08/31/17 GLB ACT ACT REN BRE 04/01/12 03/31/13 $4,926.60 $20.40 BRE 04/01/12 $4,926.60 $20.40 $6,087

F13 04/01/12 08/31/17 $4,889.16 $20.24 BRF 04/01/12 -$4,926.60 -$20.40

BRE 04/01/13 $5,074.40 $21.01

BRE 04/01/14 $5,226.64 $21.64

BRE 04/01/15 $5,383.42 $22.29

BRE 04/01/16 $5,544.94 $22.96

BRE 04/01/17 $5,711.28 $23.65

Stockwell, Harris, Woolverton LSTOCHA01 270 6,442 6,468 5,655 OPX 7.73% 05/01/10 11/24/09 11/30/14 GLB ACT ACT REN BRE 12/01/12 11/30/13 $13,250.58 $24.58 BRE 05/01/10 $12,126.00 $22.50 $10,705

OTX 7.73% OPX 01/01/12 11/30/14 $211.10 $0.39 BRE 12/01/10 $12,491.58 $23.18

12/05/2012

Purchase Agreement

Schedule 5 – Rent Roll

Current Charges Base Rent Steps

Tenant Name Lease ID Suite RSF LSF USF Recov. Type ProRata Share Begin Date Lease Renewal End Date Doc Type Lease Status

Suite Status Lease Type Chg Type Charge Start Charge End Charge Amount Yr Amt per LSF Chg Type Eff Date Charge Amount

Yr Amt per LSF Lease Deposit

OTX 01/01/12 11/30/14 $43.99 $0.08

BRE 12/01/11 $12,867.94 $23.87

BRE 12/01/12 $13,250.58 $24.58

BRE 12/01/13 $13,649.39 $25.32

Vacant 280 4,405 3,867

Total for Three Carnegie Plaza 83,698 51,104 75,401 $61,018

Grand Total for Three Carnegie Plaza 83,698 51,104 75,401 $61,018

* Non-Statistical units are excluded from the above sub-totals and from the Occupancy/Vacancy Summary but are included in the Charge Summary.

** Future Lease

Occupancy / Vacancy Summary

# Unit % Unit Unit SF % Unit SF

Vacant 4 36.36% 32,765 39.15%

Occupied 7 63.64% 50,933 60.85%

Totals 11 100.00% 83,698 100.00%

Occupancy / Vacancy Summary for Three Carnegie Plaza as of December 5, 2012

Vacant SF Occupied SF

Charge Summary

Charge Type Current Charges Billed LSF Billed LSF $/Month Billed LSF $/Year

BRE $94,735 51,104 $1.85 $22.25

BRF -$20,554 12,867 -$1.60 -$19.17

F13 $75,224 44,636 $1.69 $20.22

OPX $2,769 35,339 $0.08 $0.94

OTX $185 22,482 $0.01 $0.10

Total $77,134 (Excluding F13 charges)

Back To Beginning

Purchase Agreement

Schedule 5 – Rent Roll

SCHEDULE 6

EXCEPTIONS TO SELLER REPRESENTATIONS AND WARRANTIES

Purchase Agreement

Schedule 6 – Exceptions to Seller Representations and Warranties